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                          SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                            ML MEDIA PARTNERS, L.P.

                            Dated as of May 14, 1986









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                                Table of Contents
                                                                      Page
ARTICLE ONE      Defined Terms ........................................1
ARTICLE TWO      Continuation; Name, Place Of Business And Office;
                 Purpose; Term.........................................8
Section 2.1      Continuation..........................................8
Section 2.2      Name, Place of Business and Office....................8
Section 2.3      Purpose...............................................8
Section 2.4      Term..................................................8
Section 2.5      Registered Agent and Registered Office................9
ARTICLE THREE    Partners And Capital..................................9
Section 3.1      General Partner.......................................9
Section 3.2      Initial Limited Partner...............................9
Section 3.3      Additional Limited Partners...........................9
Section 3.4      Certain Returns of Capital............................10
Section 3.5      Partnership Capital...................................12
Section 3.6      Liability of Partners.................................12
Section 3.7      General Partner as Limited Partner....................13
Section 3.8      Lender as Partner.....................................13
ARTICLE FOUR     Distributions Of Cash; Allocations Of
                 Profits And Losses....................................13
Section 4.1      Distributions of Distributable Cash from Operations...13
Section 4.2      Distributions of Proceeds Arising from a
                 Refinancing or Sale...................................14
Section 4.3      Allocations of Profits and Losses.....................17
Section 4.4      Determination of Distribution and Allocations
                 Among Partners........................................18
ARTICLE FIVE     Rights, Powers And Duties Of The General Partner......19
Section 5.1      Management and Control of the Partnership.............19
Section 5.2      Authority of the General Partner......................19
Section 5.3      Dealings of the General Partner and Its Affiliates with the
                 Partnership ..........................................22
Section 5.4      Restrictions on the Authority of the General Partner..27
Section 5.5      Duties and Obligations of General Partner.............27
Section 5.6      Compensation of the General Partner...................30
Section 5.7      Other Businesses of Partners..........................30
Section 5.8      Indemnification of the General Partner and
                 Its Affiliates........................................30
ARTICLE SIX      Transferability Of General Partner's Interest.........31
Section 6.1      Admission of Successor or Additional General Partner..31
Section 6.2      Removal of the General Partner; Designation of a Successor
                 General Partner.......................................32
Section 6.3      Incapacity, Removal or Resignation of a
                 General Partner.......................................33
Section 6.4      Liability of a Withdrawn General Partner..............34
Section 6.5      Restrictions on Transfer of General Partner's
                 Interest..............................................34
Section 6.6      Consent of Limited  Partners to Admission of  Successor
                 or Additional General Partners........................35
ARTICLE SEVEN    Transfer Of Limited Partners' Interests; Admission Of
                 Substituted Limited Partners..........................35
Section 7.1      Transfer of Interests.................................35
Section 7.2      Substituted Limited Partners..........................36
Section 7.3      Transfers of Interests to, or Holding of Interests by,
                 Ineligible Persons....................................36
Section 7.4      Redemption of Disqualified Interest...................38
ARTICLE EIGHT    Dissolution, Liquidation And Termination Of
                 The Partnership.......................................39
Section 8.1      Events Causing Dissolution............................39
Section 8.2      Liquidation...........................................40
ARTICLE NINE     Books And Records; Accounting; Tax Elections; Etc.....40
Section 9.1      Books and Records.....................................40
Section 9.2      Accounting; Fiscal Year...............................41
Section 9.3      Bank Accounts.........................................41
Section 9.4      Reports...............................................41
Section 9.5      Depreciation and Elections............................43
Section 9.6      Capital Accounts......................................43
ARTICLE TEN      Amendments............................................43
Section 10.1     Proposal of Amendments Generally......................43
Section 10.2     Adoption of Amendments; Limitations Thereon...........44
Section 10.3     Amendments on Admission or Withdrawal of Partners.....45
Section 10.4     Copies of Amendments..................................45
ARTICLE ELEVEN   Consents, Voting And Meetings.........................45
Section 11.1     Method of Giving Consent..............................45
Section 11.2     Meetings of Partners..................................46
Section 11.3     Submissions to Limited Partners.......................46
ARTICLE TWELVE   Miscellaneous Provisions..............................46
Section 12.1     Appointment of the General Partner as
                 Attorney-in-fact......................................46
Section 12.2     Limitations on Ownership..............................47
Section 12.3     Notification..........................................48
Section 12.4     Binding Provisions....................................48
Section 12.5     Applicable Law........................................48
Section 12.6     Counterparts..........................................48
Section 12.7     Separability of Provisions............................48
Section 12.8     Entire Agreement......................................49
Section 12.9     Section Titles........................................49


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          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             ML MEDIA PARTNERS, L.P.

         SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of May 14, 1996, of ML MEDIA PARTNERS, L.P. among MEDIA MANAGEMENT PARTNERS, a joint venture organized as a general partnership under the law of the State of New York, consisting of RP Media Management, a New York general partnership, and ML Media Management Inc., a Delaware corporation, as General Partner, and LESTER SCHOENFELD as the Initial Limited Partner, and those Persons listed in the books and records of the Partnership as Additional Limited Partners.

         WHEREAS, the Partnership which was originally named MLL Equipment Partners L.P. -- 1985B has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership dated as of January 30, 1985, and filed in the office of the Secretary of State of the State of Delaware on February 1, 1985, as amended by an amendment thereto, dated as of and filed with the Secretary of State of the State of Delaware on December 12, 1985, and as further amended and restated pursuant to a First Restated Certificate of Limited Partnership, dated as of December 16, 1985, and filed in the office of the Secretary of State of the State of Delaware on December 17, 1985; and

         WHEREAS, the parties hereto desire to provide for the governance of the Partnership and to set forth in detail their respective rights and duties relating to the Partnership and to amend and restate in its entirety the Agreement of Limited Partnership of the Partnership dated as of February 1, 1985, as heretofore amended and restated to so provide;

         NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                  ARTICLE ONE
                                 DEFINED TERMS

         The defined terms used in this Agreement shall, unless the context otherwise requires, have the meaning specified in this Article One. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires.

         "Accountants" means Deloitte Haskins & Sells or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the General Partner for the Partnership.

         "Acquisition Expenses" means any legal fees or expenses, the cost of any credit reports, appraisals, consulting fees or miscellaneous expenses (including travel and communications expenses) borne by the Partnership in connection with selection, evaluation, acquisition and placing in service by the Partnership of any media business or negotiations of initial operating arrangements and/or initial management arrangements for any media business, whether or not such media business is acquired, but does not include Acquisition Fees.

         "Acquisition Fee" means any fee or commission paid by any Person to any other Person, including the General Partner or its Affiliates, in connection with the selection, evaluation, investigation, negotiation, acquisition, initial operation, initial arrangement for management, or placing in service of any Partnership Media Property, whether designated as a sales commission, acquisition fee, finder's fee, selection fee, development fee, construction fee, start-up fee, non-recurring management fee, consulting fee, or any fee, commission or compensation of similar nature however designated and however treated for tax or accounting purposes, but does not include Financing Fees.

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (6 Del.C. ss.17-101 et seq.).

     "Additional Acquisition" has the meaning given in Section 4.1A and subparagraphs (1) and (2) of the second paragraph of Section 4.2A.

         "Additional   Limited   Partner"  means  any  Person  admitted  to  the
Partnership pursuant to Section 3.3 and shown as a Limited Partner on the books and records of the Partnership.

         "Adjusted Capital Contributions" means, at any specified time, the Capital Contributions of the Limited Partners, as a class, reduced by all amounts distributed pursuant to Sections 4.2B(2) through (5), to the extent, and from and after the time, the related Distributable Refinancing or Sale Proceeds are distributed, to, but not including, such specified time.

         "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest and (iv) any relative or spouse of the specified Person.

         "Agreement" means this Second Amended and Restated Agreement of Limited Partnership as amended, modified, supplemented or restated from time to time, as the context requires.

         "Available Cash from Operations" means, with respect to any period selected by the Partnership for accounting purposes, the excess of cash receipts of the Partnership (other than Capital Contributions or the proceeds of any loan or receipts arising from Sales, but including any interest received on purchase-money obligations accepted by the Partnership on any sale or other disposition of any assets of the Partnership during such period over the sum of the following: (i) the amount of cash (except cash withdrawn from reserves therefor) disbursed in such period in order to obtain cash receipts (other than Capital Contributions or the proceeds of any loan or receipts arising from Sales) including, but not limited to, the expenses of management of the Media Properties, insurance premiums, taxes, maintenance and repair, computer time-sharing, accounting, statistical or bookkeeping service, travel on Partnership business, and telephone expenses, (ii) payments of principal of and interest on loans to the Partnership, (iii) the amount of cash (except cash withdrawn from reserves therefor) disbursed in such period for capital expenditures and related fees and expenses with respect to Partnership Media Property, (iv) the amount of cash (except cash withdrawn from reserves therefor) disbursed in such period to pay other costs and expenses incident to the ownership and operation of the Partnership Media Property or the operation and management of the Partnership and (v) payments actually made or amounts actually allocated during such period to reserves to pay taxes, insurance, debt service, maintenance, and/or other costs, expenses and liabilities of the type described in clauses (i) through (iv) of this definition and for the payment of which the General Partner believes cash from the operations of the Partnership might not be available when such payments are required to be made.

         "Available Refinancing Proceeds" has the meaning given in Section 4.2A.

         "Available Sale Proceeds" has the meaning given in Section 4.2A.

         "Capital Account" means, with respect to any Partner, the "capital account at the end of the year" of such Partner, as determined for purposes of, and shown on, the Schedule K-1 (Form 1065) for such Partner for Federal income tax purposes.

         "Capital Contribution" means, at any specified time, the total amount of money contributed to the Partnership by all the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holders of the Interest of such Partners or Partner), reduced, in the case of the Limited Partners or any one Limited Partner, as the case may be, by the amount of any funds distributed to the Limited Partners or such Limited Partner, as the case may be, pursuant to Section 3.4 to, but no including, such specified time.

         "Certificate" means the Certificate of Limited Partnership as originally filed with the Secretary of State of the State of Delaware pursuant to the Act, and as amended, modified, supplemented or restated from time to time, as the context requires.

         "Closing" means a closing of the sale of Interests in the Partnership pursuant to the terms enumerated in the Prospectus and the last such Closing is the "final Closing".

         "Code" means the Internal Revenue Code of 1954, as amended (or any corresponding provision of succeeding law).

         "Consent" means the prior written consent of a Person, or the affirmative vote of such Person at a meeting called and held pursuant to Section 11.2, as the case may be, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "Consumer Price Index" means the Consumer Price Index for Urban Consumers from time to time published by the United States Bureau of Labor Statistics, and if such index ceases to be published, a similar index selected by the General Partner.

         "Disqualified Interest" has the meaning given in Section 7.3D.

         "Distributable Cash from Operations" means, with respect to any period selected by the Partnership for accounting purposes, the excess of Available Cash from Operations for such period over amounts actually applied during such period to Additional Acquisitions.

     "Distributable Refinancing Proceeds" has the meaning given in Section 4.2A.

     "Distributable Sale Proceeds" has the meaning given in Section 4.2A.

     "Eligible Citizen" means a Person that is a citizen of the United States, or a partnership that is created under the laws of the United States or any State, Territory or possession of the United Sates and of which each member is an individual who is a citizen of the United States and excludes (a) any alien or the representative of any alien; (b) any corporation organized under the laws of any foreign government; (c) any corporation of which any officer or director is an alien or of which more than one-fifth of the capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country; and (d) any corporation directly or indirectly controlled by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country.

     "FCC" means the Federal Communications Commission or any successor agency.

     "Federal Tax Allowance" means, in connection with determination pursuant to
Section 4.1 of the amount of Distributable Cash from Operations for any fiscal period of the Partnership an amount equal to 40 percent of the sum of (a) the Partners' shares of Partnership taxable income for such period reduced by any previously suspended Partnership losses that were applicable against such income during such period and (b) any amounts from the Partnership required to be included in income by such Partners pursuant to Section 465(e) of the Code by virtue of any reduction in such Partners' amounts "at risk" below zero during or with respect to such period and, in connection with determination pursuant to
Section 4.2A of the amount of Distributable Refinancing Proceeds or Distributable Sale Proceeds, an amount equal to 40 percent of the Partners' shares of taxable income upon such Refinancing or Sale reduced by any previously suspended Partnership losses that were applicable against the gain on such Refinancing or Sale (assuming, in each case, that (i) there have not been any material changes subsequent to the date of the original filing of this Agreement in the Federal income tax laws, (ii) such Partners have been Partners since the closing of the sale of their units of limited partnership interest pursuant to the Registration Statement, (iii) such Partners are subject to the "at risk" rules under Section 465 of the Code and initially are considered "at risk" with respect to their Capital Contributions, and (iv) such Partners are not subject to the alternative minimum tax).

     "Financing" means any borrowing incurred or made to finance the Partnership's purchase of any specified Media Property or element thereof, or, within the two-year period commencing with the initial acquisition by the Partnership of such specified Media Property or element thereof, to recapitalize the Partnership's equity investment in, and/or to refinance any loan used to finance the purchase of or secured by, such specified Media Property or element thereof.

     "Financing Expenses" includes any legal fees and expenses (including legal fees and expenses of lenders), the cost of any credit reports or appraisals, recording and filing fees or miscellaneous expenses borne by the Partnership in connection with the negotiation and documentation of Partnership borrowings, but does not include commitment or stand-by fees payable to lenders.

     "Financing Fee" means any fee or commission borne by the Partnership and paid to any other Person, including the General Partner or its Affiliates, for placing or arranging any Financing, but does not include Financing Expenses or commitment or stand-by fees paid to lenders.

     "General Partner" means Media Management Partners, acting through RP Media Management or ML Media Management Inc., and/or any other Person that becomes a successor or additional General Partner of the Partnership as provided herein, in such Person's capacity as a General Partner of the Partnership.

     "Incapacity" means, as to any Person, the bankruptcy, death, adjudication of incompetence or insanity, incapacity, disability, dissolution or termination, as the case may be, of such Person or such Person's becoming an Ineligible Person; provided, however, the dissolution of a sole General Partner shall not be deemed to be an Incapacity if ML Media Management Inc., or an affiliate thereof, designates a successor General Partner which succeeds to the rights of the General Partner at the time of such dissolution pursuant to Section 6.1B.

     "Ineligible Person" has the meaning given in Section 7.3A.

     "Initial  Limited  Partner" means Lester  Schoenfeld.

     "Interest" means the interest of a Partner in the Partnership as determined under the Act and this Agreement. Reference to a majority or a specified percentage in interest of the Limited Partners means Limited Partners whose combined Capital Contributions represent over 50% or such specified percentage, respectively, of the Capital Contributions of all Limited Partners.

     "Limited Partner" means any Person who is a Limited Partner as shown on the books and records of the Partnership (whether an Initial Limited Partner, an Additional Limited Partner, or a Substituted Limited Partner) at the time of reference thereto in such Person's capacity as a Limited Partner of the Partnership.

     "Media Property" means all media businesses and media business property and other property (including real and personal property) that the Partnership may acquire, or in which the Partnership may acquire an interest through equity interest, debt participation, other securities holdings or other interest or which will be acquired by another partnership, joint venture or other entity in which the Partnership may become a partner or co-venture or acquire a direct or indirect interest, and all improvements to and replacements and renewals of such property, as described in the Prospectus.

     "Media Property Base" means the aggregate Media Property Cost of all Media Properties at the time the Partnership has made the final Media Property acquisition provided for during the initial 24-month investment period.

     "Media Property Cost" means, with respect to any specific Media Property or element thereof acquired by the Partnership, the cost of such property paid by the Partnership to the seller; with respect to any specific Media Property in which the Partnership acquires an interest, the cost of such interest paid by the Partnership to or for the benefit of the seller; and, with respect to any specific Media Property owned by another partnership, joint venture or other entity in which the Partnership acquires a direct or indirect interest, the cost to the Partnership of such interest in such partnership, joint venture or other entity; but Media Property Cost does not include, in any case, organizational expenses incurred in connection with any partnership, joint venture or other entity which owns a specific Media Property, or Acquisition Fees, Acquisition Expenses, Financing Fees or Financing Expenses, whether or not such Fees or Expenses are paid by the seller and passed on to the Partnership in the cost of the Media Property or the direct or indirect interest therein.

     "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, sent as provided in Section 12.3.

     "Operating Cash Expenses" means, with respect to any period selected by the Partnership for accounting purposes, those items of operating cash expenditures of the Partnership set forth in clauses (i) - (v) of the definition of "Available Cash from Operations".

     "Partner" means any General Partner or Limited Partner.

     "Partnership" means the limited partnership formed and continued by and governed under and pursuant to this Agreement, as said limited partnership may from time to time be constituted.

     "Partnership media Property" means, with respect to any specific Media Property acquired by the Partnership, such Media Property; with respect to any specific Media Property in which the Partnership acquires an interest, either the Partnership's aliquot share of such Media Property or such interest, as the context requires; and, with respect to any specific Media Property owned by another partnership, joint venture or other entity in which the Partnership owns a direct or indirect interest, either the Partnership's indirect aliquot share of such item of Media Property or the Partnership's interest in such other partnership, joint venture or other entity, as the context requires.

     "Partnership Management Fee" has the meaning given it in Section 5.3A(5).

     "Person"   means   any   individual,   corporation,   partnership,   trust,
unincorporated organization or association or other entity.

     "Prime Rate" means the rate per annum from time to time announced by Citibank, N.A. in New York, New York as its base lending rate.

     "Profits" and "Losses" means the profits or losses of the Partnership for Federal income tax purposes including, without limitation, each item of Partnership income, gain, loss, deduction or credit.

     "Property Management Fee" has the meaning given it in Section 5.3A(6).

     "Prospectus" means, at the time of reference thereto, the prospectus contained in the Registration Statement at the time in effect except that if the prospectus filed by the Partnership pursuant to Rule 424(b) or 424(c) under the Securities Act of 1933 differs from the prospectus contained in the Registration Statement, as aforesaid, then the term "Prospectus" refers to the Rule 424(b) or 424(c) prospectus from and after the time it is mailed to the Securities and Exchange Commission for filing.

     "Refinancing" means any borrowing incurred or made after the two-year period commencing with the initial acquisition by the Partnership of any specified Media Property or element thereof to recapitalize the Partnership's equity investment income and/or to refinance any loan used to finance the purchase of or secured by, such specified Media Property or element hereof.

     "Refinancing Fee" means any fee or commission borne by the Partnership and paid to any other Person, other than the General Partner or its Affiliates, for placing or arranging any Refinancing, but does not include Financing Expenses or commitment or stand-by fees paid to lenders.

     "Registration Statement" means the registration statement on file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the registration of the units of limited partnership interest to be sold to the Additional Limited Partners at the time the registration statement becomes effective; except that if the Partnership files a post-effective amendment to the registration statement or a new registration statement the prospectus included in which may be used by the Partnership pursuant to Rule 429 under the Securities Act of 1933 (or any corresponding provision of succeeding rules or regulations of the Securities and Exchange Commission), then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment or such new registration statement, refer to the registration statement as amended by such post-effective amendment thereto or the then effective registration statement, as the case may be.

     "Sale" means any event or Partnership transaction (other than receipt of Capital Contributions) not in the ordinary course of the Partnership's business, including, without limitation, (a) receipt of any installment of the outstanding principal amount of (but not interest on) purchase-money obligations accepted by the Partnership on any sale or other disposition of Partnership assets, (b) any damage to or condemnation or destruction of Media Property, or any part thereof, resulting in receipt by the Partnership of condemnation awards or insurance awards or insurance proceeds in excess of the amounts, if any, thereof applied to replacement, repair or restoration of such Media Property, and (c) receipt by the Partnership of any amounts remaining in any cash reserve provided pursuant to Section 4.2A(1) upon the satisfaction or discharge of the debts, obligations, contingencies or unforeseen liabilities for which such reserves have been created; provided, however, that (i) the receipt by the Partnership of any amount derived from interest on investments (including on investment of any Capital Contributions or Partnership borrowings) or otherwise shall not be considered a Sale for the purpose of this Agreement and (ii) the receipt by the Partnership of any proceeds of a Financing or Refinancing shall not be considered a Sale for the purpose of this Agreement.

     "Sales Commission" means any fee or commission paid by any Person to any other Person, other than to the General Partner or its Affiliates, in connection with the sale or other disposition of any Partnership Media Property, whether designated as a sales commission, disposition fee, nonrecurring advisory fee or any fee, commission or compensation of similar nature however designated and however treated for tax or accounting purposes, but does not include Refinancing Fees.

     "State" means the State of Delaware.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.2 and shown as a Limited Partner on the books and records of the Partnership.

     "Suitability Standards" mean the investor suitability standards applicable to the offering of Interests pursuant to the Prospectus and any Exhibits thereto and any subsequent state "blue sky" standards applicable to transferees or assignees of Interests.

     "Transfer Application" has the meaning given in Section 7.2.


                                  ARTICLE TWO
                CONTINUATION; NAME, PLACE OF BUSINESS AND OFFICE;
                                  PURPOSE; TERM

     Section 2.1 Continuation

         The parties hereto hereby continue the limited partnership heretofore formed pursuant to the provisions of the Act.

     Section 2.2 Name, Place of Business and Office

         The name of the limited partnership formed and continued hereby is ML Media Partners, L.P. The principal place of business of the Partnership shall be at c/o ML Media Management Inc., One Liberty Plaza, 165 Broadway, New York, New York 10080. The General Partner may at any time change the location of such office and may establish such additional offices as it shall deem advisable.

     Section 2.3 Purpose

         The purpose and character of the business of the Partnership is to acquire, finance, hold, develop, improve, maintain, operate, lease, sell, exchange, dispose of and otherwise invest in and deal with Media Property and direct and indirect interests therein and to exercise such powers as are incidental or necessary in connection with the foregoing.

     Section 2.4 Term

         The Partnership shall continue in full force and effect until December 31, 2011, or until dissolution prior thereto pursuant to the provisions hereof.

     Section 2.5 Registered Agent and Registered Office

         The Partnership shall maintain a registered office in the State at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                 ARTICLE THREE
                              PARTNERS AND CAPITAL

     Section 3.1 General Partner

         The name, business, residence or mailing address and Capital Contribution of the General Partner of the Partnership is set forth in the books and records of the Partnership. The General Partner shall contribute cash to the capital of the Partnership such that its Capital Contribution as General Partner shall at all times be equal to not less than one percent (1%) of the total Capital Contributions to the Partnership. Except as set forth in the previous sentence, the General Partner, as such, shall not make any additional Capital Contribution to the Partnership.

     Section 3.2 Initial Limited Partner

         The  name,   business,   mailing  or  residence   address  and  Capital
Contribution of the Initial Limited Partner are set forth in the books and records of the Partnership.

     Section 3.3 Additional Limited Partners

     A. The General Partner is authorized to admit Additional Limited Partners to the Partnership if, after the admission of such Additional Limited Partners, the Capital Contributions of all Additional Limited Partners would be not less than $25,000,000 and not more than such maximum amount (not to exceed $250,000,000) as the General Partner shall determine. The Capital Contributions of the Additional Limited Partners shall be made in cash upon admission to the Partnership. The manner of the offering of Additional Limited Partners' Interests, the terms and conditions under which subscriptions for such Interests will be accepted, and the manner of and conditions to the sale of Interests to subscribers therefor and the admission of such subscribers as Additional Limited Partners will be as provided in the Prospectus and subject to any provisions hereof.

     B. The names, business, mailing or residence addresses and Capital Contributions of the Additional Limited Partners shall be set forth in the books and records of the Partnership.

     C. No Limited Partner shall be required to make any additional Capital Contribution to the Partnership.

     Section 3.4 Certain Returns of Capital

     A. Any portion of the Capital Contributions of the Partners that is not invested or committed for investment within 24 months from the date of the final Closing (except for any amounts (i) paid by the Partnership as a selling commission with respect to such Capital Contributions, as described in the Prospectus, (ii) utilized to pay Partnership organization and offering expenses, as provided in the Prospectus or (iii) utilized to pay Operating Cash Expenses of the Partnership) shall be distributed to the Partners, together with interest actually earned thereon and not theretofore distributed, pro rata in proportion to their Capital Contributions, by the Partnership as a return of capital. For the purpose of this Agreement, funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent that:

          (1) such funds have been utilized or set aside to pay Acquisition Fees, Acquisition Expenses, Financing Fees or Financing Expenses in connection with any Partnership funds proposed to be invested or committed for investment within such 24-month period (including pursuant to Section 3.4A(3));

          (2) such funds have been set aside for working capital or upgrade reserves, as provided in the Prospectus, in the amount of 3% of aggregate Media Property Cost at the time (including Media Properties in which the Partnership is committed to invest as described in Section 3.4A(3)) or in such greater or lesser amount as the General Partner shall have determined to be appropriate at the end of such 24-month period;

          (3) such funds shall have been set aside to pay amounts payable, or expected to be payable, under written agreements or under agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings which have been executed and are in effect at the end of such 24-month period;

          (4) such funds shall have been set aside and reserved at the end of such 24-month period to make contingent payments in connection with any property; or

          (5) such funds shall have been utilized or set aside to provide compensating balances, reserve funds, escrow funds, advance payments or other similar funds or set-asides required, or reasonably anticipated by the General Partner to required, by lenders in connection with any Financing or Refinancing the proceeds of which are to be applied with, or to recapitalize, any Partnership funds invested or committed for investment within such 24-month period (including funds committed for investment as described in Section 3.4A(3)).

     To the extent that the General Partners shall, in its sole discretion, elect the cash receipts of the Partnership arising from a Financing and remaining after such applications of such receipts as are considered appropriate by the General Partner may be treated as a portion of the Additional Limited Partners' Capital Contributions and, to the extent and under the conditions provided in this Section 3.4A distributed to the Limited Partners by the Partnership as a return of capital.

     B. In the event that:

          (1) any  agreement in principle or  commitment  letter  referred to in
     Section 3.4A(3) shall not be reduced to a definitive agreement, any option agreement or similar agreement referred to in Section 3.4A(3) shall expire unexercised, any agreement referred to in Section 3.4A(3) shall be terminated, or the transaction contemplated by any agreement referred to in
     Section 3.4A(3) shall not be consummated; or

          (2) the General  Partner shall determine that any funds referred to in
     Section 3.4A(1), 3.4A(3), 3.4A(4) and/or 3.4A(5) have not been and will not be applied to the uses for which such funds were set aside and reserved,

such funds shall, as promptly as practicable, be distributed to the Partners, pro rata in proportion to their Capital Contributions, by the Partnership as a return of capital.

     C. To the extent that:

          (1) as of the close of any fiscal quarter during the first 24 months from the date of the final Closing, the amount of the working capital and upgrade reserves of the type described in the Prospectus (measured by reference to aggregate Media Property Cost at the close of such quarter) shall, except as a result of capital expenditures, be lower than both (a) 3% of aggregate Media Property Cost at the close of such quarter (including Media Properties in which the Partnership is committed to invest, as described in Section 3.4A(3)) and (b) the lowest amount of such reserves as of the close of any preceding fiscal quarter (measured by reference to aggregate Media Property Cost at the close of such preceding quarter); and

          (2) as of the close of any fiscal quarter following the close of the first 24 months from the date of the final Closing, the amount of such working capital reserves (measured by reference to aggregate Media Property Cost at the close of such quarter), or the amount of any compensating balances, reserves, escrows or other similar funds or set-asides referred to in Section 3.4A(5), as the case may be, shall, except as a result of capital expenditures, be reduced below both (a) the amount thereof provided for in Section 3.4A(2) or 3.4A(5), as the case may be, and (b) the lowest amount of such working capital reserves, or of such balances, reserves, escrows or other set-asides referred to in Section 3.4A(5), as the case may be, as of the close of any fiscal quarter following the close of such 24 months, amounts distributed to the Partners pursuant to Section 4.1 with respect to such fiscal quarter and, to the extent necessary, any preceding fiscal quarter (in inverse serial order) shall be considered as, and shall for all purposes be deemed to have been, a return of capital to the Partners, pro rata in proportion to their Capital Contributions, rather than a distribution of Distributable Cash from Operations; provided, however, to the extent that the amount of the working capital reserves set forth in Section 3.4A(2) exceeds the lesser of the amounts referred to in Sections 3.4C(1)(a) and 3.4C(1)(b), amounts referred to in
Section 3.4C(1) which were, pursuant to Section 3.4C, treated as returns of capital shall retroactively be recharacterized and shall be considered to have been, and shall for all purposes be deemed to have been, distributions of Distributable Cash from Operations.

     D. If at any time it is determined that any further investments of the Partnership would cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes (either with respect to ownership of assets subsequently acquired, or otherwise) any portion of the Capital Contributions of the Partners not "invested or committed for investment" as described in Section 3.4A herein shall, as promptly as practicable, be distributed to the Partners, pro rata in proportion of their Capital Contributions as a return of capital.

     E. Under the circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed in accordance with Sections 4.2, 7.5D(6) and 8.2B.

     F. Any return of any Capital Contribution under this Section 3.4 shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act and the Limited Partners receiving any such return shall not be obligated to return any such money or property to the Partnership or a creditor of the Partnership.

     Section 3.5 Partnership Capital

     A. No Partner  shall be paid  interest on any Capital  Contribution  to the
Partnership  or  on  such  Partner's   Capital  Account,   notwithstanding   any
disproportion therein as between Partners.

     B. The Partnership shall not redeem or repurchase any Partner's Interest, except as provided in Section 7.4, and no Partner shall have the right to withdraw from the Partnership, except as provided in Section 6.1, or, receive any return of any Capital Contribution, except as provided in Section 3.4.

     Section 3.6 Liability of Partners

     A. Subject to the provisions of Section 3.6B, no Limited Partner shall have any personal liability whatever in his capacity as a Limited Partner, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts, liabilities, contracts or any other obligations of the Partnership or for any losses of the Partnership. A Limited Partner shall be liable only to make his Capital Contribution and shall not be required to lend any funds to the Partnership or, after his Capital Contribution shall have been paid, subject to the provisions of Section 3.6B, to make any further capital contributions to the Partnership or to repay to the Partnership, any Partner , or any creditor of the Partnership all or any portion of any negative amount of such Limited Partner's Capital Account.

     B. In accordance with State law, a limited partner of a partnership may, under certain circumstances, be required to return to the partnership, for the benefit of partnership creditors, amounts previously returned or distributed to such partner as a return of capital and distributions wrongfully made to such limited partner. It is the intent of the Partners that no return or distribution to any Limited Partner of Distributable Cash from Operations pursuant to Section
4.1 (except as provided in Section 3.4C) or of Distributable Refinancing Proceeds of Distributable Sale Proceeds pursuant to Section 4.2B shall be deemed a return or withdrawal of capital, even if such return or distribution represents, for Federal income tax purposes or otherwise (in whole or in part), a distribution of depreciation of any other non-cash item accounted for as a loss or deduction from or offset to the Partnership's income, and that no Limited Partner shall be obligated to pay any such amount to, or for the account of the Partnership or any creditor of the Partnership. The payment of any such money or distribution of any such property to a Limited Partner, whether or not deemed to be a return of Capital Contribution, shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.

     C. Neither the General Partner nor any of its Affiliates shall have any personal liability for the return or repayment of the Capital Contribution or Adjusted Capital Contribution of any Limited Partner or to repay to the Partnership any portion or all of any negative amount of the General Partner's Capital Account, except as otherwise provided by law.

     Section 3.7 General Partner as Limited Partner

     The General Partner shall also be a Limited Partner to the extent that it purchases or becomes a transferee of all or any part of the Interest of a Limited Partner, and to such extent shall be treated in all respects as a Limited Partner.

     Section 3.8 Lender as Partner

     No creditor who makes a loan to the Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

                                  ARTICLE FOUR

                             DISTRIBUTIONS OF CASH;
                        ALLOCATIONS OF PROFITS AND LOSSES

     Section 4.1 Distributions of Distributable Cash from Operations

     A. The investment or reinvestment by the Partnership of Available Cash from Operations or Distributable Cash from Operations, other than in temporary money market or government securities, is prohibited, except that until the Capital Contributions of the Partners or the proceeds of any Financing have been invested or committed for investment, or have been returned to the Partners, as provided in Section 3.4, any Available Cash from Operations for any fiscal period of the Partnership in excess of the Federal Tax Allowance for such period may be invested in Media Properties and/or applied to any purpose described in
Section 3.4A(1) through (5). Media Properties acquired pursuant to this Section 4.1A, together with additional Media Properties consisting of new or replacement lines of business referred to in subparagraphs (1) and (2) of the Second Paragraph of Section 4.2A, are referred to as "Additional Acquisitions".

     B. All Distributable Cash from Operations for each fiscal quarter of the Partnership shall, subject to the provisions of Section 6.2B, be distributed within 45 days after the close of such quarter, as follows:

          (1) first, to the Partners, pro rata in proportion to their Capital Contributions (that is 99% to the Limited Partners, as a class, and 1% to the General Partner) until the Limited Partners, as a class, shall have received, from distributions then or theretofore made pursuant to this
     Section 4.1B or Section 4.2B, an amount equal to an aggregate return (the "Return") of 7% per annum, cumulative but not compounded, on the weighted average daily amount of their Adjusted Capital Contributions from the first day of the first quarter commencing after the final Closing through the date of first making distributions pursuant to either Section 4.1B(3) or
     Section 4.2B(3);

          (2) second, to the Partners, pro rata in proportion to their Capital Contributions (that is, 99% to the Limited Partners, as a class, and 1% to the General Partner), until the Limited Partners, as a class, shall have received, from distributions then or theretofore made pursuant to this
     Section 4.1B or Section 4.2B, an amount equal to the amount of their Capital Contributions together with the Return described in clause (1) above;

          (3) third, 80% to the Limited Partners, as a class, and 20% to the General Partner, until the Limited Partners, as a class, shall have received, from distributions then or theretofore made pursuant to this
     Section 4.1B or Section 4.2B, an amount equal to twice their Capital Contributions; and

          (4) fourth, thereafter, 70% to the Limited Partners, as a class, and 30% to the General Partner.

     C. The foregoing provisions of this Section 4.1 notwithstanding, within 45 days after the close of the second fiscal quarter of the first fiscal year of the Partnership commencing after the final Closing, and within 45 days after each subsequent fiscal quarter, to the extent necessary, the Partnership shall make a special distribution to Partners of Distributable Cash from Operations in such amounts as may be necessary to equalize the capital accounts of Limited Partners. Distributions pursuant to this Section 4.1C shall be made in the proportions of 99% to the Limited Partners receiving such distributions and 1% to the General Partner. From and after such time as capital accounts of all Limited Partners are first equalized pursuant to this Section 4.1C, no further special distributions shall be made pursuant hereto.

Section 4.2       Distributions of Proceeds Arising from a Refinancing or Sale

     A. All cash receipts of the Partnership arising from a Refinancing or Sale shall, as soon as practicable after the occurrence of such Refinancing or Sale, be applied, in the priority set forth, as follows:

          (1) first, in the priority provided by law or any applicable agreement or undertaking of the Partnership, to

               (a) payment, to the extent applicable, of all amounts required to be disbursed in connection with such Refinancing or Sale (which shall include, (i) in connection with any Refinancing, the related Refinancing Fee or Fees payable to any Person other than the General Partner or its Affiliates, (ii) in connection with any sale or disposition of Media Properties, the related Sales Commission payable to any Person other than the General Partner or its Affiliates and
          (iii)  in   connection   with  damage   recoveries   or  insurance  or
          condemnation proceeds, cash paid or to be paid in connection with repairs or replacements, at the discretion of the General Partner, relating to the damage to or partial condemnation of the affected Media Property and (iv) may include, at the discretion of the General Partner, cash paid or to be paid for real property underlying, housing or incidental to the use of such Media Property or cash paid or to be paid to purchase any interest owned by others in a joint venture, partnership or other entity, in which the Partnership holds a direct or indirect interest, which owns such Media Property or element thereof);

               (b) payment of all debts and obligations of the Partnership then due, related to the particular Refinancing or Sale (including, in the case of any Refinancing of existing Partnership borrowings, repayment of the principal of, and premium, if any, and interest on, such existing borrowings);

               (c) in the case of any Refinancing or Sale made, in whole or in part, in order to provide funds to improve, modify or repair any Partnership Media Property, to the payment of the excess of the costs or expenses of such improvement, modification or repair over any other Partnership funds available therefor;

               (d) creation of reasonable cash reserves considered appropriate by the General Partner, with the advice of the Accountants, to provide for payment of and to pay taxes, debt service, insurance, repairs, replacements or renewals and/or other costs, expenses and liabilities, contingent or otherwise, related to such Refinancing or Sale or the assets affected thereby, payment of which is not then due and for which other cash receipts related to such Refinancing or Sale or the assets affected thereby are not expected by the General Partner to be received prior to the time such payments are required to be made; and

               (e) payment of all other debts and obligations of the Partnership then due, other than to any Partner; and

          (2) second, to payment of all debts and obligations of the Partnership to any Partners, prorated if such remaining amounts are not sufficient to pay all such debts and obligations.

     The amount of cash receipts remaining after the foregoing applications is, in this Agreement, called "Available Refinancing Proceeds" or "Available Sale Proceeds", as the case may be.

     The investment or reinvestment by the Partnership of Available Sale Proceeds or Available Refinancing Proceeds, other than in temporary money market or government securities, is prohibited, except that:

          (1) until the Capital Contributions of the Partners or the proceeds of any Financing have been invested or committed for investment, or have been returned to the Partners as provided in Section 3.4, Available Sale Proceeds or Available Refinancing Proceeds in excess of the Federal Tax Allowance, resulting from the sale, or binding commitment for sale, of a stand-alone business, component business, or line of business (each a "business line") of a Partnership Media Property, may be reinvested in Media Properties or other property which constitutes additional business lines of, improvements or additions to, or enhancements or upgrades of, or which is used in conjunction with or to enhance the performance or profitability of, Media Properties then owned by the Partnership and/or applied to any purpose described in Section 3.4A(1) through (5); and

          (2) at any time thereafter, any Available Sale Proceeds or Available Refinancing Proceeds in excess of the Federal Tax Allowance, resulting from the sale of a business line of a Partnership Media Property, may be reinvested in additional business lines for or other property which constitutes improvement or additions to, enhancements or upgrades of, or property used in conjunction with or to enhance the profitability of, that Partnership Media Property.

     The amount of Available Refinancing Proceeds or Available Sale Proceeds remaining after any applications permitted by the foregoing subparagraphs is, in this Agreement, called "Distributable Refinancing Proceeds" or "Distributable Sale Proceeds", as the case may be.

     B. Distributable Refinancing Proceeds from any Refinancing or Distributable Sale Proceeds from any Sale, as the case may be, shall, as promptly as practicable after the applications provided for in Section 4.2A, subject to the provisions of Section 6.2B, be distributed as follows:

          (1) first, to the Partners, pro rata in proportion to their Capital Contributions (that is, 99% to the Limited Partners, as a class, and 1% to the General Partner), until the Limited Partners, as a class, shall have received, from distributions then or theretofore made pursuant to Section 4.1B or this Section 4.2B, an amount equal to an aggregate return (the "Return") of 7% per annum, cumulative but not compounded, of the weighted average daily amount of their Adjusted Capital Contributions from the first day of the quarter commencing after the final Closing through the date of first making distributions pursuant to either Section 4.1B(3) or Section 4.2B(3);

          (2) second, to the Partners, pro rata in proportion to their Capital Contributions (that is, 99% to the Limited Partners, as a class, and 1% of the General Partner), until the Limited Partners, as a class, shall have received, from distributions then or therefore made pursuant to Section 4.1B or this Section 4.2B, an amount equal to the amount of their Capital Contributions together with the Return described in clause (1) above;

          (3) third, 80% to the Limited Partners, as a class, and 20% to the General Partner, until the Limited Partners, as a class, shall have received, from distributions then or therefore made pursuant to Section 4.1B and this Section 4.2B, an amount equal to twice their Capital Contributions; and

          (4) fourth, thereafter, 70% to the Limited Partners, as a class, and 30% to the General Partner.

     Section 4.3 Allocations of Profits and Losses

     A. The Profits and Losses of the Partnership, whether from operations or Sale, shall be determined in accordance with the accrual method of accounting, and allocated with respect to each fiscal year of the Partnership as of the end of, and within 60 days after the end of the year.

     B. Except as provided in Section 4.3D, all Losses for each taxable year of the Partnership shall be allocated to the Partners, pro rata in proportion to their Capital Contributions (that is 99% to the Limited Partners, as a class, and 1% to the General Partner). Notwithstanding the provisions of the preceding sentence of this Section 4.3B, if Profits shall have been previously allocated to the General Partner pursuant to Section 4.3C(4) or 4.3C(5) then Losses thereafter shall be allocated between the General Partner and the Limited Partners as follows:

          (1) first, 70% to the Limited Partners, as a class, and 30% to the General Partner to the extent of the excess of the aggregate amount of Profits previously allocated pursuant to Section 4.3C(5) over the aggregate amount of Losses previously allocated pursuant to this Section 4.3B(1);

          (2) second, 80% to the Limited Partners, as a class, and 20% to the General Partner to the extent of the excess of the aggregate amount of Profits previously allocated pursuant to Section 4.3C(4) over the aggregate amount of Losses previously allocated pursuant to this Section 4.3B(2); and


          (3) third, pro rata in proportion to their Capital Contributions (that is, 99% to Limited Partners, as a class, and 1% to the General Partner).

     C. Except as provided in Section 4.3D, all Profits shall be allocated as follows:

          (1) first, if the Capital Accounts of any Partners have negative balances, Profits shall be allocated to such Partners in proportion to the negative balances in their Capital Accounts until the balances of all such Capital Accounts equal zero;

          (2) second, to the Partners, pro rata in proportion to their Capital Contributions (that is, 99% to the Limited Partners, as a class, and 1% to the General Partner) until the sum of all Profits allocated to the Limited Partners equals the sum of all Losses previously allocated to the Limited Partners plus the amount of the Return described in Section 4.2B(1) (however, if no distributions have been made pursuant to Sections 4.1B(3) or 4.2B(3) at the time of the allocation of Profits pursuant to this
     Section 4.3C(2), the amount of the Return for purposes of making the current allocation of Profits under this Section 4.3C(2) is the amount that the General Partner estimates will be the total Return under Sections 4.1B(1) and 4.2B(1));

          (3) third, if after distributions have been made pursuant to Sections 4.1B(3) or 4.2B(3), the amount of Profits previously allocated to the Limited Partners pursuant to Section 4.3C(2) exceeds the amount of Profits that would have been allocated to the Limited Partners pursuant to Section 4.3C(2) had the amount of the Return as finally determined under Sections 4.1B(1) and 4.2B(1) been used in determining the amount of Profits to be allocated pursuant to Section 4.3C(2), then 100% of the Profits shall be allocated to the General Partner to the extent, if any, of 23.75 percent of such excess;

          (4) fourth, 80% to the Limited Partners, as a class, and 20% to the General Partner until the sum of all Profits allocated to the Limited Partners equals the aggregate amount of all Losses previously allocated to the Limited Partners plus the Capital Contributions of all Limited Partners; and

          (5) fifth, thereafter, 70% to the Limited Partners, as a class, and 30% to the General Partner.

     D. All Profits or Losses with respect to any period prior to the first date on which Additional Limited Partners are admitted to the Partnership pursuant to
Section 3.3A shall be allocated to the Initial Limited Partner and to the General Partner pro rata, in proportion to their Capital Contributions. Such Profits or Losses shall be determined on the basis of an interim closing of the Partnership's books on such date.

     E. Notwithstanding that the Code may permit or require that recognition of any Profits or Losses of the Partnership for any fiscal year be deferred until some other year, such Profits or Losses shall be determined and allocated in the manner provided in this Section 4.3 and in Section 4.4 in the year in which such Profits or Losses arose or, but for the provision of the Code requiring such deferral, would have been realized, as appropriate (without regard to the year in which such Profits or Losses may be reported by the Partnership or recognized by any Partner).

     Section 4.4 Determination of Distribution and Allocations Among Partners

     A. All Distributable Cash from Operations, Distributable Refinancing Proceeds and Distributable Sale Proceeds distributable to the Limited Partners, as a class, and all Profits and Losses allocable to the Limited Partners, as a class, shall be distributed or allocated among the Limited Partners in the ratio which the Capital Contribution of such Limited Partner bears to the total Capital Contributions of all Limited Partners.

     B. All Distributable Cash from Operations distributable to the Limited Partners, as a class, shall be distributed or allocated, as the case may be, to the Persons who were Limited Partners as of the last day of the fiscal period for which such distribution or allocation is to be made.

     C. Subject to the provisions of Article Seven, all Distributable Refinancing Proceeds or Distributable Sale Proceeds arising from a Refinancing or Sale shall be distributed, and all Profits and Losses arising from a Sale shall be allocated, to the Persons who were Partners as of the date of such Refinancing or Sale.

     D. All Profits and Losses shall be earned or incurred ratably throughout the year and allocated on a monthly basis to those Partners who were Partners on the last day of the preceding month.


                                  ARTICLE FIVE
                RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

     Section 5.1 Management and Control of the Partnership

     A. Subject to the Consent of the Limited Partners where required by this Agreement, the General Partner, within the authority granted to it under and in accordance with the provisions of this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the Partnership and to make all decisions regarding the business of the Partnership and shall have all of the rights, powers and obligations of a general partner of a limited partnership under the laws of the State.

     B. No Limited Partner shall participate in the management of or have any control over the Partnership's business nor shall any Limited Partner have the power to represent, act for, sign for or bind the General Partner or the Partnership. The Limited Partners hereby Consent to the exercise by the General Partner of the powers conferred on it by this Agreement. C. Any provision of this Agreement to the contrary notwithstanding, the General Partner shall take no action or permit the occurrence of any event requiring the prior consent of a governmental authority (including, without limitation, the FCC) before such prior consent shall have been obtained. The General Partner shall make all governmental filings necessary and appropriate to its acquisition, ownership, operation and disposition of Partnership Media Properties.

     Section 5.2 Authority of the General Partner

     A. In addition to any other rights and powers that the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided herein, have all specific rights and powers required or appropriate to its management of the Partnership business which, by way of illustration but not by way of limitation, may include the following rights and powers:

          (1) to acquire, hold, improve, maintain, operate, lease, finance, encumber, manage, sell, dispose of and otherwise deal with and invest in Media Properties, or direct or indirect interests therein, or interests in any joint venture, partnership or other entity which owns or holds any particular item of Media Property; provided, however, that:

               (a) the General Partner will limit investments in any one specific Media Property, or any one partnership, joint venture, or other entity, to not more than the greater of (i) 20% of the net proceeds (after selling commission and other offering and organizational expenses) of the sale of Additional Limited Partners' Interests and (ii) $15,000,000 of such net offering proceeds;

               (b) the General Partner will not acquire any limited partnership interest in any limited partnership unless such limited partnership is organized under the REVISED UNIFORM LIMITED PARTNERSHIP ACT (1976) or a partnership act which affords voting rights to limited partners at least as permissible;

               (c) the aggregate investment by the Partnership in limited partnership interests, equity, debt or other securities, where the Partnership acquires less than 100% of such securities, shall not at any time exceed 35% of Partnership funds used for or available to be used for acquisition of Media Properties; and

               (d) the General Partner will not acquire any interest in a partnership, joint venture or other entity which owns or holds a particular item of Media Property unless (1) such item of Media Property is Media Property of a type that the Partnership would be permitted to acquire directly, (2) the Partnership's share of any Acquisition Fees, Acquisition Expenses or Financing Fees payable by such joint venture, partnership or entity and any Acquisition Fees, Acquisition Expenses and Financing Fees payable in connection with the Partnership's acquisition of its interest in such joint venture, partnership or other entity will not, in the aggregate, exceed the limitations provided in Sections 5.3A(2) and 5.3A(3), (3) such acquisition will not involve duplicate Media Property management or other fees, (4) such acquisition would afford the Partnership the exercise of a significant aspect of control over such entity, and (5) such investment will not result in the impairment, abrogation or circumvention of any of the terms of this Agreement;

          (2) to acquire by purchase or otherwise, and to hold, improve, maintain, operate, finance, encumber, lease, sell, dispose of and otherwise deal with and invest in, any real or personal property which may be necessary or incidental to the ownership, holding, financing, use, operation, sale or disposition of the Media Properties or direct or indirect interests therein other than limited partnership interests in other limited partnerships, equity, debt or other securities, unless in conformance with Section 5.2A(1)(c);

          (3) to execute any and all agreements, contracts, documents, certifications and instruments and make regulatory filings necessary or convenient in connection with the development, management, maintenance and operation of the Partnership Media Properties or the Partnership, including the employment of itself or such Persons, which may include Affiliates of the General Partner, as may be necessary therefor;

          (4) to borrow money and issue evidences of indebtedness, in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on the Media Properties or any other assets of the Partnership, and to refinance and/or repay, in whole or in part, any such borrowings or security; provided, however, that the Partnership shall not incur indebtedness in excess of the sum of (a) 80% of the aggregate purchase price of all Media Properties which have not been the subject of a Refinancing and (b) 80% of the aggregate value as determined by the lender as of the date of each Refinancing of all Media Properties which have been the subject of a Refinancing;

          (5) to execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, security agreement, mortgage, chattel mortgage, secured note, financing statement, bill of sale, contract or other instrument purporting to convey or encumber the personal or real property of the Partnership;

          (6) to protect and preserve the title and interest of the Partnership with respect to the assets at any time owned or acquired by the Partnership;

          (7) to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership, including all such rights inuring to the benefit of the Partnership under any lease of its assets, and in that connection to retain counsel and institute such suits or proceedings, in the name and on behalf of the Partnership, or, if the General Partner shall so determine, in the name of the Partners;

          (8) to designate and appoint one or more agents for the Partnership who shall have such authority as may be conferred upon them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred upon the General Partner hereunder, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

          (9) to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

          (10) to the extent that funds of the Partnership are available, to pay all debts and obligations of the Partnership;

          (11) to the extent that funds of the Partnership are available, to make all distributions periodically to the Partners in accordance with the provisions of this Agreement;

          (12) to enter into and perform the agreements and undertakings referred to in Section 5.3 and to pay, or cause the Partnership to pay, the fees, commissions, charges and expenses referred to in Section 5.3;

          (13) to perform all normal business functions, and otherwise operate and manage the business and affairs of the partnership, in accordance with and as limited by this Agreement;

          (14) subject to the provisions of Section 5.3, to deal with, or otherwise engage in business with, or lease assets or provide services to, and receive compensation therefor from, any Person who has in the past dealt or engaged in business with the General Partner or any of its Affiliates (whether as lender, supplier, agent, lessor, lessee, purchaser or otherwise) or may in the future have such dealings or do such business with the General Partner or any of its Affiliates;

          (15) to perform all duties imposed on a "tax matters partner" of the Partnership by Sections 6221 through 6232 of the Code, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings (including windfall profit tax audits) with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Profits of the Partnership unless a Limited Partner notifies the Internal Revenue Service and the General Partner that the General Partner may not act on such Limited Partner's behalf; and

          (16) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with or convenient or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

     B. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner, thereunto duly authorized, as to:

          (1) the identity of the General Partner or any Limited Partner;

          (2) the existence or non-existence of any fact or facts which constitute conditions precedent to acts by the General Partner or in any other manner germane to the affairs of the Partnership;

          (3) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

          (4) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.


Section 5.3 Dealings of the General Partner and Its Affiliates
            with the Partnership

     A. Without limitation upon the other powers set forth herein, the General Partner is expressly authorized for, in the name of and on behalf of the Partnership to:

          (1) enter into contracts with any Affiliates of the General Partner relating to the purchase of Media Properties or any item thereof to the extent allowed for in Section 5.3B(1);

          (2) pay or cause others to pay Acquisition Fees to the General Partner or any of its Affiliates, and reimburse or cause others to reimburse the General Partner or any of its Affiliates for their Acquisition Expenses, and purchase Media Properties in connection with the purchase of which the General Partner or any of its Affiliates will receive Acquisition Fees and/or reimbursement of their Acquisition Expenses; provided, however, that:

               (a) Acquisition Fees shall be paid only for services actually rendered;

               (b) the total of all Acquisition Fees paid by all Persons to all Persons in connection with the acquisition of any item of Partnership Media Property shall not exceed amounts reasonably determined by the General Partner to represent the fair market value of, or the compensation customarily charged in arm's-length transactions by others as an on-going public activity for, the services rendered;

               (c) neither RP Media Management nor any of its Affiliates shall be entitled to an Acquisition fee;

               (d) no Person shall be entitled to receive any Acquisition Fee to the extent that, as a result of the payment thereof, the aggregate of all Acquisition Fees paid by all Persons to all Persons would exceed the lesser of (1) 4% of the Media Property Cost for such Partnership Media Property and (2) the amount that would be paid to an independent
          party  for  comparable   services;   and

               (e) the aggregate of all Acquisition Fees, Acquisition Expenses, Financing Fees and Financing Expenses paid by all Persons to all Persons in connection with the acquisition of all items of Media Property (whether or not consummated) shall not exceed 18% of the Additional Limited Partners' Capital Contributions (and, for purposes of applying such limitation to the acquisition of any particular item of Partnership Media Property, the portion of the Additional Limited Partners' Capital Contributions applicable to such item of Media Property shall include a proportionate share of uninvested reserves, selling commissions paid with respect to such Capital Contributions and a proportionate share of organizational and offering expenses incurred in connection with the offering and sale of Additional Limited Partners' Interests);

     (3) pay or cause others to pay Financing Fees to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML"), or any of its Affiliates, or reimburse or cause others to reimburse ML or any of its Affiliates for their Financing Expenses, in connection with any Financing, or enter into any Financing in connection with which ML or any of its Affiliates shall receive Financing Fees and/or reimbursement for their Financing Expenses; provided, however, that (a) Financing Fees shall be paid only for services actually rendered; (b) neither ML nor any of its Affiliates shall be entitled to receive any Financing Fee to the extent that, as a result of the payment thereof, the aggregate of the Financing Fees paid to all Persons would exceed 1% of the original principal amount of all Financings; and (c) the aggregate of all Acquisition Fees, Acquisition Expenses, Financing Fees and Financing Expenses paid by all Persons to all Persons in connection with the acquisition of all items of Partnership Media Property (whether or not consummated) shall not exceed 18% of the Additional Limited Partners' Capital Contributions (and, for purposes of applying such limitation to the acquisition of any particular item of Media Property, the portion of the Additional Limited Partners' Capital Contributions applicable to such item of Media Property shall include a proportionate share of uninvested reserves, selling commissions paid with respect to such Capital Contributions and a proportionate share of organizational and offering expenses incurred in
connection  with  the  offering  and  sale  of  Additional   Limited   Partners'
Interests);

     (4) offer and sell Additional Limited Partners' Interests, as provided in the Prospectus, to be reimbursed for any fees paid or expenses incurred on behalf of the Partnership in connection therewith and to enter into an agency agreement with ML pursuant to which that firm will assist the Partnership as the agent of the Partnership in the offering and sale of the Additional Limited Partners' Interests, as described in the Prospectus, and pursuant to which the Partnership will agree, among other things, to pay such firm a selling commission in an amount equal to up to 8% of the gross proceeds of the sale of the Additional Limited Partners' Interests (it being understood that such firm may refund part of such selling commission directly to such Additional Limited Partners whose Capital Contributions equal $500,000 or more), a marketing management fee and sales expense reimbursement equal to 1/2 of 1% of the gross proceeds of the sale of the Additional Limited Partners' Interests (it being understood that such firm may refund part of such fee and reimbursement directly to Additional Limited Partners whose Capital Contributions equal $1,000,000 or more) (such fee and reimbursement payable only from the Capital Contributions of the Partners) and to indemnify and hold harmless that firm (and any selected dealer participating with that firm in a distribution of Additional Limited Partners' Interests pursuant to the terms of such agency agreement) from any liability incurred by it in so acting for the Partnership pursuant to the terms of such agency agreement;

     (5) pay the General Partner an annual Partnership Management Fee, payable quarterly in advance, equal to a base fee of $250,000 and an incremental fee equal to 0.35% of the gross proceeds of the sale of Additional Limited Partners' Interests in excess of $100,000,000 (each prorated in 1986 from the date of the first Closing), as compensation for managing and controlling the affairs of the Partnership, and reimburse the General Partner for its actual, out-of-pocket expenses incurred on behalf of the Partnership in connection with the management of the Partnership (including, for the performance of bookkeeping, accounting, administrative, reporting, public relations and other ministerial services for the Partnership necessary for the prudent administration of the Partnership, and salaries of its personnel and of ML Media Management Inc., or ML Leasing Management, Inc. (in each case other than executive personnel), but not RP Media Management and excluding general or administrative expenses, and overhead, of the General Partner); provided, however, that such reimbursement in any one year shall not be in excess of an amount equal to the sum of $250,000 and 0.25% of the gross proceeds of the sale of Additional Limited Partners' Interests in excess of $100,000,000, which amount will be adjusted annually after 1987 in accordance with changes in the Consumer Price Index during the prior year; the General Partner may delegate any of its Partnership management duties to ML Leasing Management, Inc. provided that no such delegation shall increase the fee or expense reimbursement otherwise allowed hereunder;

     (6) pay the General Partner an annual Property Management Fee, payable quarterly in advance, equal to a base fee of $450,000 and an incremental fee equal to 0.75% of the gross proceeds of the sale of Additional Limited Partners' Interests in excess of $100,000,000 (each prorated in 1986 from the date of the first Closing), as compensation for supervising the management of the Partnership Media Properties, and reimburse the General Partner for its actual, out-of-pocket expenses incurred on behalf of the Partnership in connection with the supervision of the Partnership Media Properties (including rent, supplies and salaries of its personnel and of other than executive personnel of RP Media Management); provided, however, that such reimbursement in any one year shall not exceed an amount equal to the sum of $450,000 and 0.50% of the gross proceeds of the sale of Additional Limited Partners' Interests in excess of $100,000,000, which amount will be adjusted annually after 1987 in accordance with changes in the Consumer Price Index during the prior year; provided further, however, that each of such Property Management Fee and maximum expense reimbursement will be reduced by an amount equal to 2/3 of 1% of the amount otherwise computed hereunder for every 1% reduction in the Media Property Base (effective as of the date of consummation of the sale); provided further that the Property Management Fee and maximum expense reimbursement hereunder shall be zero from and after the earlier to occur of (a) completion of all property management duties of the General Partner and (b) six months after the consummation of the last sale of Media Properties; and

     (7) notwithstanding the provisions of Sections 5.3A(5) and 5.3A(6), any Partnership Management Fee or Property Management Fee otherwise payable pursuant to Section 5.3A(5) or 5.3A(6) shall not be payable if to do so would cause the aggregate of fees paid pursuant to Section 5.3A(5) and 5.3A(6) in such year to exceed an amount equal to 5% of gross revenues of the Partnership for such year; provided, however, that during the first twenty-four months after the final Closing any excess over such 5% limitation shall nevertheless be payable if such excess when added to Acquisition Fees, Acquisition Expenses, Financing Fees and Financing Expenses computed in Section 5.3A(3)(C) does not exceed the limitation set forth in such Section 5.3A(3)(C); provided, further, however, that any fees otherwise payable pursuant to Section 5.3A(5) or 5.3A(6) which may not be paid pursuant to this Section 5.3A(7) shall be deferred until the next fiscal year in which the payment thereof would not exceed the limitations set forth herein and provided, further, that any fees which have been paid to the General Partner in excess of the amounts allowed for herein shall be refunded to the Partnership by the General Partner.

     B. Notwithstanding any other provision of this Agreement, the following transactions are expressly prohibited:

          (1) the Partnership shall not purchase Media Properties from the General Partner or any of its Affiliates, or any Person that was formed and is operated primarily to invest in and deal with such Media Properties and in which the General Partner or any of its Affiliates has an interest; provided, however, that this Section 5.3B(1) shall not preclude (a) the purchase by the Partnership from Persons other than the General Partner or its Affiliates of Media Properties, or any direct or indirect interest therein, the purchase or operation of which has been arranged or underwritten by the General Partner or any of its Affiliates or (b) the acquisition by the Partnership of any interest in any joint venture or other partnership or entity which owns or holds, or has been formed to own or hold, a particular Media Property and in which the General Partner or any of its Affiliates has also acquired, or is expected to acquire, an interest;

          (2) the Partnership shall not make any loans to the General Partner or any of its Affiliates;

          (3) the Partnership shall not accept from the General Partner or any of its Affiliates any loan, secured or unsecured, which would constitute a Financing or Refinancing and shall not accept from the General Partner or any of its Affiliates any other loan unless (a) such loan is unsecured and
     (b) the interest rate and other finance charges and fees in connection with such loan are not in excess of the lesser of (i) the amount charged by unrelated banks or comparable loans to comparable borrowers for the same purpose and (ii) the cost of money to the General Partner for unsecured, nonspecific borrowings and (c) such loan does not have a stated term in excess of 12 months;

          (4) except pursuant to Article Eight, the Partnership shall not issue Limited Partners' Interest in exchange for any property other than cash;

          (5) the Partnership shall not give the General Partner or any of its Affiliates an exclusive right to sell or exclusive employment to sell Media Properties for the Partnership;

          (6) no agent, attorney, accountant or other independent consultant or contractor who is also employed on a full-time basis by the General Partner or any of its Affiliates shall be compensated directly by the Partnership for his services on behalf of the General Partner;

          (7) no rebates or "give-ups" may be received by the General Partner or any of its Affiliates, nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

          (8) the funds of the Partnership shall not be commingled with the funds of any other Person and the General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership;

          (9) expenses of the Partnership shall be billed directly to and paid by the Partnership, and, except as permitted by Section 5.3A, no reimbursements shall be made therefor to the General Partner or any of its Affiliates (other than for organization and offering expenses of the Partnership, as contemplated by the Prospectus, or for the actual cost to the General Partner or its Affiliates of goods and materials purchased from manufacturers, suppliers or dealers not affiliated with the General Partner or its Affiliates and used for or by the Partnership);

          (10)  the  Partnership   shall  not  pay  Refinancing  Fees  or  sales
     commissions to the General Partner or any Affiliates  thereof;

          (11) except as provided in Section 5.3, the Partnership shall not pay fees or expenses to any Affiliates of the General Partner for any services rendered; and

          (12) no sale by the Partnership of a Media Property to the General Partner or any of its Affiliates shall be made unless such sale is at a price no less than the fair market value of such Media Property as determined by an independent appraisal.

          Section 5.4 Restrictions on the Authority of the General Partner

     A. Without the Consent of all the Limited Partners, the General Partner shall not have the authority to:

          (1) do any act in contravention of this Agreement;

          (2) do any act that would make it impossible to carry on the ordinary business of the Partnership;

          (3) admit a Person as a General Partner, except as provided in this Agreement;

          (4) admit a Person as Limited Partner, except as provided in this Agreement; or

          (5) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

     B. Without the Consent of a majority in interest of the Limited Partners, the General Partner shall not have the authority to:

          (1) sell, abandon or otherwise dispose of at any one time all or substantially all the assets of the Partnership, except for a liquidation sale of a final Media Property or Media Properties remaining as a result of the sale of Media Properties in the ordinary course of business; or

          (2)  elect  to  dissolve  the  Partnership.

          Section 5.5 Duties and Obligations of General Partner

     A. The General Partner shall take all action that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged) and for the acquisition, management, maintenance and operation of the Partnership Media Property in accordance with the provisions of this Agreement and applicable laws and regulations.

     B. The General Partner shall devote to the Partnership such time as the General Partner shall deem to be necessary to conduct the Partnership business and affairs in an appropriate manner.

     C. The General Partner shall be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) and the use thereof for the benefit of the Partnership. Neither the General Partner nor any of its Affiliates shall enter into any transaction with the Partnership that may significantly benefit the General Partner or such Affiliate in its independent capacity unless the transaction is expressly permitted hereunder.

     D. The General Partner shall use its best efforts to maintain at all times its net worth or if it is organized as a general partnership cause at least one general partner therein to maintain at all times such general partner's net worth, at a level that is sufficient to meet all requirements of currently applicable U.S. income tax regulations and rulings of the Internal Revenue Service (including pursuant to Revenue Procedure 72-13, to the extent applicable), and, in addition, shall use its best efforts to meet any future requirements set by statute, the Internal Revenue Service or the courts, to assure that the Partnership will not fail to be classified for Federal income tax purposes as a partnership, rather than as an association taxable as a corporation, on account of the net worth of the General Partner. Neither the General Partner nor its general partners shall declare or pay any dividend or make any distribution to its partners to the extent that, as a result of such declaration or payment, the General Partner would fail to meet any of such requirements. The General Partner shall use its best efforts to cause Merrill Lynch Leasing Inc. to agree to use its best efforts to contribute additional capital to the General Partner or a general partner thereof so that the General Partner or a general partner thereof will at all times have a net worth sufficient to meet all requirements of the Code as currently in effect and as hereafter amended to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation.

     E. The General Partner shall at all times conduct its affairs and the affairs of all of its Affiliates and of the Partnership in such a manner that neither the Partnership nor any Partner nor any Affiliate of any Partner will have any personal liability with respect to any Partnership indebtedness, unless in the case of personal liability with respect to the Partnership, the General Partner or any Affiliate of the General Partner, the General Partner is of the opinion that such conduct would be in the best interests of the Limited Partners. The General Partner shall use its best efforts in the conduct of the Partnership's business, to put all suppliers and other Persons with whom the Partnership does business on notice that the Limited Partners are not liable for Partnership obligations, and all agreements to which the Partnership is a party shall include a statement to the effect that the Partnership is a limited partnership organized under the Act; but the General Partner shall not be liable to the Limited Partners for any failure to give such notice to such suppliers or other Persons or for any such agreement to fail to contain such statement.

     F. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, State or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are expenses of the Partnership and not of the General Partner); provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Partnership.

     G. The General Partner shall, from time to time, submit to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

     H. The General Partner shall use its best efforts to cause the Partnership to be formed, reformed, qualified to do business, or registered under any applicable assumed or fictitious name statute or similar law in any state in which the Partnership then owns Media Property or transacts business, if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Limited Partnership lawfully to own property or transact business.

     I. The General Partner shall, from time to time, prepare and file any amendment to the Certification or this Agreement and other similar documents that are required by law to be filed and recorded for any reason, in such office or offices as are required under the laws of the State or any other state in which the Partnership is then formed or qualified. The General Partner shall promptly register the Partnership under any assumed or fictitious name statute or similar law in force and effect in each state in which the Partnership is then formed or qualified. The General Partner shall do all other acts and things (including making publication or periodic filings of the Certificate or this Agreement or other similar documents, or amendments thereto) that may now or hereafter be required, or deemed by the General Partner to be necessary, (1) for the perfection and continued maintenance of the Partnership as a limited partnership under the laws of the State and each other state in which the Partnership is then formed, (2) to protect the limited liability of the Limited Partners as limited partners under the laws of the State and each other state in which the Partnership is then formed or qualified and (3) to cause the books and records of the Partnership, and if required by law, to cause the Certificate and this Agreement to reflect accurately the agreement of the Partners, the identity of the Limited Partners or the General Partner and the amounts of their respective Capital Contributions.

     J. The General Partner shall use its best efforts to assure that in all correspondence, contracts, agreements and other documents relating to the Partnership (1) it shall plainly appear, or be so stated, that the Partnership is a limited partnership organized under the Act, (2) the full name of the Partnership shall at all times be used and (3) wherever appropriate it shall be expressly stated that, for purposes of determining the liability of the Limited Partners, the Act shall be controlling; but the General Partner shall not be liable to the Limited Partners for any failure to make such statements.

     K. In the case of any vote, Consent or other action by the Limited Partners hereunder which shall become binding upon the General Partner, the General Partner, in acting on behalf of the Partnership in the Partnership's capacity as a partner in any partnership, joint venture or other entity which may own or hold any particular item of Media Property, shall, to the extent permitted by the partnership agreement relating to such partnership or joint venture, take corresponding or identical action or cause an Affiliate of the General Partner in its capacity as a partner of such partnership or joint venture to take such action, pursuant to the terms of the partnership agreement relating to such partnership or joint venture and, in general, shall not act on behalf of the Partnership in such capacity in a manner inconsistent with any such vote, Consent or other action pursuant to this Agreement.

     L. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

     M. The General Partner shall use its best efforts to cause the Partnership to commit a substantial portion of the gross amount invested in the Partnership by the Limited Partners toward investment in Media Properties.

     Section 5.6 Compensation of the General Partner

     The General Partner shall not, either in its capacity as General Partner or in its individual capacity, receive any salary, fees, commissions, profits, distributions, or other compensation except as provided or permitted under Article Four or Article Five.

     Section 5.7 Other Businesses of Partners

     Any Partner and any Affiliate of any Partner may engage in or possess an interest in other business ventures of any kind, nature or description, independently or with others, including, but not limited to, the acquisition, financing, construction, development, ownership, leasing, operation, management, syndication and brokerage of media business properties, for their own account or for the account of others. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, financing, management, or operation of media business properties and receiving compensation therefor. Neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. The General Partner will act within the procedures and guidelines established by its Investment Committee as set forth in the Prospectus and otherwise designed to minimize any conflict between the Partnership's business and other business interests of the General Partner and its Affiliates.

     Section 5.8 Indemnification of the General Partner and Its Affiliates

     A. Neither the General Partner nor any of its Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any loss or damage incurred by reason of any act or omission performed or omitted by the General Partner or such Affiliate in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement or by law or by the Consent of the Limited Partners in accordance with the provisions of this Agreement, provided that the General Partner or such Affiliate was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such act or omission. To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any act or omission or alleged act or omission arising out of such Person's activities as a General Partner or as an officer, director, shareholder or Affiliate of either RP Media Management or ML Media Management Inc. or the General Partner if such activities were performed in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership, and in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement or by law or by the Consent of the Limited Partners in accordance with the provisions of this Agreement, against losses, damages, or expenses for which such Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding so long as such Person was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions, provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Partnership assets and no Limited Partner shall have any personal liability on account thereof, and provided that such an indemnification of an Affiliate shall be limited to losses, damages or expenses (i) which such Affiliate incurred solely as a result of such Affiliate's status as an Affiliate of the General Partner or (ii) to which the Affiliate is subject because it has performed a fiduciary obligation of the General Partner on behalf of the General Partner.

     B. Notwithstanding the above, neither the General Partner nor its Affiliates nor any person acting as broker-dealer in connection with the offering of Interests pursuant to the Prospectus shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, provided that a court approves indemnification of litigation costs; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     C. In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the Securities Divisions of Massachusetts and Tennessee with respect to the issue of indemnification for securities law violations. The Partnership may not incur that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner may not be indemnified pursuant to this Section 5.8.

                                   ARTICLE SIX
                  TRANSFERABILITY OF GENERAL PARTNER'S INTEREST

     Section 6.1 Admission of Successor or Additional General Partner

     A. With the Consent of a majority in interest of the Limited Partners

                  , the General Partner may, in addition to substitutions permitted by Section 6.1B and subject to the provisions of Section 6.5, at any time, designate one or more Persons to be successor or additional General Partners with such participation in the General Partner's Interest as the General Partner and such successor or additional General Partners may agree upon; provided that the Interests of the Limited Partners shall not be affected thereby. Each such designee so Consented to by the Limited Partners shall become a successor or additional General Partner upon complying with the provisions of
Section 10.3.

     B. Except as part of a transfer to a successor or additional General Partner pursuant to Section 6.1A the General Partner shall not have the right to resign or to transfer or assign its Interest, except that the General Partner may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business or any entity formed by ML Media Management Inc. or any Affiliate thereof and designated thereby to succeed to the rights of the General Partner at the time of the dissolution of the General Partner. The designation of such a successor General Partner shall occur, and for all purposes shall be deemed to have occurred prior to such resignation or transfer. Each Limited Partner hereby Consents to the admission of any additional or successor General Partner pursuant to this Section 6.1B, and no further Consent or approval shall be required.

     Any substitution pursuant to this Section 6.1B shall be made only if (1) such substitute is, or is formed with, a wholly-owned subsidiary (direct or indirect) of Merrill Lynch & Co., Inc. or any successor entity thereto, and (2) after such substitution the General Partner would have a net worth computed to comply with standards set forth in Section 5.5D.

     C. Any voluntary resignation by the General Partner from the Partnership, or any sale, transfer or assignment by the General Partner of its General Partner's Interest, shall be effective only subsequent to the admission in accordance with Section 6.1A or 6.1B of a successor or additional General Partner.

     Section 6.2 Removal of the General Partner; Designation of a Successor General Partner

     A. Subject to the provisions of Section 11.3, the General Partner may be removed for any reason with the Consent of a majority in interest of the Limited Partners. The removal of the General Partner shall in no way derogate from any rights or powers of such General Partner, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

     B. In the event of the removal of the General Partner without cause, the General Partner's General Partner Interest shall be converted to a Limited Partner Interest with all rights to distributions previously provided as a
General Partner. In the event of the removal of the General Partner for cause and continuation of the Partnership, the General Partner's Interest in the Partnership shall be appraised by two independent appraisers, one selected by the removed General Partner and one by the remaining General Partner or Partners. In the event that such two appraisers are unable to agree on the value of the General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The cost of any such appraisal shall be borne by the Partnership. Payment to the removed General Partner for its Interest shall be made by delivery of a promissory note of the Partnership, the principal amount of which is equal to the appraised value of such Interest and which bears interest at a rate per annum equal to the Prime Rate at the time of removal, with interest payable annually and principal payable, if at all, only from any Distributable Cash from Operations or Distributable Refinancing Proceeds or Distributable Sale Proceeds before any distributions thereof are made to the Partners pursuant to Article Four.

     C. With the Consent of a majority in interest of the Limited Partners

     , the Limited Partners may, subject to the provisions of Section 6.5, at any time designate one or more Persons to be successors to a General Partner concurrently therewith being removed pursuant to Section 6.2A; provided, however, that the following conditions are satisfied:

          (1) the Consent of the Limited Partners given pursuant to this Section 6.2C shall be given not later than the Consent of Limited Partners to the removal of the General Partner pursuant to Section 6.2A;

          (2) the designation of such Person as a successor General Partner shall occur, and for all purposes shall be deemed to have occurred, prior to the removal of the General Partner pursuant to Section 6.2A;

          (3) the Interests of the Limited Partners shall not be affected by the admission of such successor General Partner or the transfer of the General Partner's Interest; and

          (4) any Person designated as a successor General Partner pursuant to this Section 6.2C shall have complied with the provisions of Section 10.3.

          Section 6.3 Incapacity, Removal or Resignation of a General Partner

     A. In the event of the Incapacity of a General Partner or the removal of a General Partner pursuant to Section 6.2 or the resignation of a General Partner, the business of the Partnership shall be continued with Partnership property by the remaining General Partner or General Partners if the Incapacitated or removed or resigned General Partner is not then the sole General Partner. In the event of the Incapacity or removal or resignation of a sole General Partner (unless a successor General Partner is approved pursuant to Section 6.1B or 6.2C), the Partnership shall be dissolved.

     B. Upon the Incapacity, removal or, subject to the provisions of Section 6.1C, resignation of a General Partner, such General Partner shall immediately cease to be a General Partner and the Interest of any Incapacitated, removed or resigned General Partner shall terminate; provided, however, that such termination shall not affect any rights or liabilities of the Incapacitated, removed or resigned General Partner which matured prior to such Incapacity, removal or resignation or the value, if any, at the time of such Incapacity, removal or resignation of such Incapacitated or removed General Partner's Interest.

     C. If, at the time of the Incapacity, removal or resignation of a General Partner, the Incapacitated, removed or resigned General Partner was not the sole General Partner the remaining General Partner or Partners shall continue the business of the Partnership and shall immediately (1) give Notification to the Limited Partners of such event and (2) make such amendments to this Agreement and execute and file such amendments of the Certificate or other documents or instruments as are necessary to reflect the termination of the Interest of the Incapacitated, removed or resigned General Partner and such Incapacitated, removed or resigned General Partner having ceased to be a General Partner and the appointment of any successor General Partner.

     Section 6.4 Liability of a Withdrawn General Partner

     Any General Partner who shall voluntarily or involuntarily for any reason (including Incapacity) withdraw, resign or be removed from the Partnership or sell, transfer or assign its General Partner's Interest shall remain liable for obligations and liabilities incurred by it as General Partner prior to the time such withdrawal, resignation, removal, sale, transfer or assignment shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, resignation, removal, sale, transfer or assignment shall have become effective.

     Section 6.5 Restrictions on Transfer of General Partner's Interest

     A. No purported or attempted transfer, sale or exchange of all or any part of the General Partner's Interest to any Person who is not, or does not represent in writing that such Person is, an Eligible Citizen shall be permitted, recognized or effective for any purpose and no purported or attempted designation (even if Consented to by a majority in interest or all of the Limited Partners) of any Person who is not, or does not represent in writing that such Person is, an Eligible Citizen shall be recognized or effective for any purpose.

     B. No transfer, sale or exchange of all or any part of the General Partner's Interest shall be permitted if, in the opinion of counsel for the Partnership, such transfer, sale or assignment would violate the Securities Act of 1933 or any state securities or "blue sky" laws (including any investor suitability standards) applicable to the Partnership or the General Partner's Interest.

     C. No purported or attempted transfer, sale or exchange of all or any part of the General Partner's Interest to any Person who holds, or does not represent in writing that such Person does not hold, any interest in Media Property that could be attributed to the Partnership and be substantially adverse to the interests of the Partnership shall be permitted, recognized or effective for any purpose, and no purported or attempted designation (even if consented to by a majority in interest or all of the Limited Partners) of any Person who holds, or does not represent in writing that such Person does not hold, such an interest shall be recognized as effective for any purpose. For the purpose of this
Section 6.5C, an interest will be deemed to be substantially adverse to the interests of the Partnership if (1) during the first 24 months after the final Closing, such interests (other than those disclosed in the Prospectus), together with other interests attributed to the Partnership would, pursuant to FCC guidelines, significantly reduce the number of Media Properties or the locations in which the Partnership may acquire Media Properties, or (2) at any time, such interests would have a material adverse effect, pursuant to FCC guidelines, on the Partnership's ownership of the Partnership Media Properties.

     D. No Person shall be admitted as a successor or additional General Partner, and no transfer, sale or exchange of all or any part of the General Partner's Interest shall be permitted, if counsel for the Partnership shall be of the opinion that such admission, transfer, sale or exchange, or any actions taken in connection therewith, would cause the Partnership to be classified other than as a partnership for Federal income tax purposes.

     E. No assignee or transferee of all or any part of the General Partner's Interest shall have any right to become a General Partner except as provided in this Article Six.

     Section 6.6 Consent of Limited Partners to Admission of Successor or Additional General Partners

         Subject to the provisions of Sections 6.1, 6.2 and 6.5, each Limited Partner, by execution of this Agreement, hereby Consents pursuant to Section 6.1A or Section 6.2C, as the case may be, to the admission of any Person as a successor or additional General Partner to which there has at the time been express Consent of such number of Limited Partners as are expressly provided for in and required by Section 6.1A or Section 6.2C, as the case may be. Upon receipt pursuant thereto of the Consent of such number of Limited Partners to such admission, such admission shall, subject to the provisions of Section 6.5, without any further Consent or approval of the Limited Partners, be an act of all the Limited Partners.

                                 ARTICLE SEVEN

                    TRANSFER OF LIMITED PARTNERS' INTERESTS;
                    ADMISSION OF SUBSTITUTED LIMITED PARTNERS

     Section 7.1 Transfer of Interests

     A. Subject to the provisions of Section 7.1B and 7.3 of this Agreement, an Interest of a Limited Partner or any part thereof (but not less than $1,000 in face amount) may be sold, assigned or transferred without any further Consent or approval of the Partnership or the Partners.

     B. The Partnership need not recognize for any purpose any purported sale, assignment or transfer of all or any part of the Interest of a Limited Partner:

          (1) if such transfer, assignment or negotiation would cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes or, when added to the total of all other sales or exchanges of Interests within the preceding 12 months, would result in the Partnership being considered to have terminated within the meaning of
     Section 708 of the Code; and the General Partner is expressly authorized to enforce this provision by suspending transfers if and when any such transfer would result in the transfer of 40% or more of the Interests in the Partnership;

          (2) if such transfer or assignment would violate any state securities or "blue sky" laws (including the Suitability Standards) applicable to the Partnership or to the Interest to be transferred or assigned, except in the case of transfers upon the death of the Limited Partner (by bequest or inheritance) or by operation of law; or

          (3) if such transfer or assignment would require prior governmental or regulatory consent, which consent has not been theretofore obtained.

     C. Any sale, assignment or transfer of a Limited Partner's Interest shall be recognized by the Partnership as of the last day of the calendar month during which the Partnership receives instruments of transfer and the payment of all transfer taxes.

     Section 7.2 Substituted Limited Partners

     A. Upon the sale, assignment or transfer of a Limited Partner's Interest pursuant to Section 7.1, the transferor shall, subject to the provisions of
Section 7.1B and 7.3, give the transferee the right to be a Substituted Limited Partner. Each transferee desiring to be a Substituted Limited Partner must execute and deliver to the Partnership a "Transfer Application" (1) requesting admission as a Substituted Limited Partner, (2) agreeing to comply with and be bound by, and thereby executing, this Agreement and agreeing to execute any document that the General Partner may reasonably require in connection with the admission of such transferee as a Substituted Limited Partner, (3) appointing the General Partner the attorney-in-fact for such transferee pursuant to Section
12.1 and (4) acknowledging compliance with the general investor suitability standards set forth in the Prospectus.

     B. As soon as  practicable  after the last  business  day of each  calendar
quarter  the  General   Partner  shall  amend  the  books  and  records  of  the
Partnership, in order to admit to the Partnership as Substituted Limited Partners all Persons entitled to such admission, as provided in Section 7.2A, who had not theretofore been admitted to the Partnership and to reflect the withdrawal from the Partnership, and termination of the Interest, of Limited Partners who have sold, assigned or transferred their entire Interests. The admission of any Limited Partner shall be effective upon the amendment of the books and records of the Partnership to show such admission.

     C. No person shall be a Substituted Limited Partner until the provisions of
Section 7.3 shall have been complied with; provided, however, that for the purpose of allocating Profits and Losses, a Person shall be treated as having become, and as appearing in the records of the Partnerships as, a Limited Partner on such date as a sale, assignment or transfer to such Person was recognized by the Partnership pursuant to Section 7.1C. Until a Person entitled to admission to the Partnership as a Substituted Limited Partner pursuant to
Section 7.2A shall have been admitted to the Partnership pursuant to Section 7.2B, such Person shall be entitled to all of the rights of an assignee of a limited partnership interest under the Act.

     D. Any Limited Partner who shall transfer all of his Interest shall cease to be a Limited Partner of the Partnership.

     E. No Person shall be entitled to become a Limited Partner except pursuant to Section 3.2 or 3.3 or this Article Seven.

     Section 7.3 Transfers of Interests to, or Holding of Interests by, Ineligible Persons

     A. Notwithstanding any other provision of this Agreement, no purported sale, assignment or transfer of an Interest to or for any Person (referred to in this Section 7.3 and in Section 7.4 as an "Ineligible Person") who is not, or is determined by the General Partner not to be, or does not represent in writing that such Person is, an Eligible Citizen, or who, after giving effect to such purported sale, assignment or transfer, would own 1% or more of the Interests in the Partnership, shall be permitted, recognized, or effective for any purpose and such Interest in the Partnership shall be held as provided in Section 7.3D and shall be subject to redemption as provided in Section 7.4; provided, however, that the General Partner may permit, in its sole discretion, a sale, assignment or transfer to a Person who, (1) is not an Eligible Citizen if as a result thereof no more than 15% of the Interests are owned by Persons who are not Eligible Citizens and the Partnership would thereby not jeopardize its classification as an Eligible Citizen or (2) after giving effect to such sale, assignment or transfer would own 1% or more but not more than 10% of the Interests in the Partnership. Such Person shall not be deemed to be an Ineligible Person if such Person gives the General Partner satisfactory assurances that any interests of such Person in Media Properties would not be attributable to the Partnership.

     B. Notwithstanding any other provision of this Agreement, if any Interest shall be owned or held by or for any Person who is or becomes, or is determined by the General Partner to be or have become, an Ineligible Person, such Ineligible Person shall cease to be a holder of such Interest, and the Interest owned or held by or for such Person shall thereafter be held as provided in
Section 7.3D and shall be subject to  redemption  as provided in Section 7.4.

     C. The General Partner shall be entitled to make such inquiry, and shall be entitled to request such proof or evidence, as it shall reasonably require in order to establish that any Person is, has become, or has not ceased to be, as the case may be, an Eligible Citizen or has not otherwise become an Ineligible Person. The General Partner shall be entitled to treat any Interest as provided in Section 7.3, to take any other actions provided in Section 7.3, and to redeem such Interest pursuant to Section 7.4, on the basis of any determination by the General Partner that any Person is or has become an Ineligible Person (other than those Persons who were not Eligible Citizens upon admission to the Partnership as Additional Limited Partners and who were so admitted in the discretion of the General Partner).

     D. If any purchaser, assignee or transferee of any Interest shall be, or be determined by the General Partner to be, an Ineligible Person, or any Interest is owned or held by or for any Person who is or becomes, or is determined by the General Partner to be or have become, an Ineligible Person (other than those Persons who were not Eligible Citizens upon admission to the Partnership as Additional Limited Partners and who were so admitted in the discretion of the General Partner), then:

          (1) the Interest of such Ineligible Person shall be cancelled and the Interest of such Ineligible Person (referred to in this Section 7.3 and in Section 7.4 as a "Disqualified Interest") shall be held by the General Partner under and pursuant to this Section 7.3;

          (2) such Ineligible Person shall not be admitted to the Partnership as a Substituted Limited Partner and, if such Ineligible Person has theretofore been admitted to the Partnership as a Limited Partner, the General Partner shall amend this Agreement to change the status of such Ineligible Person and, in either case, the General Partner thereupon shall become a Substituted Limited Partner in place of the Ineligible Person, for the purpose and subject to the provisions of this Section 7.3;

          (3) as a Substituted Limited Partner in place of the Ineligible Person, the General Partner shall exercise all rights attributable to the Disqualified Interest to Consent to, vote upon, or otherwise approve, any matter submitted to the Limited Partners hereunder (and shall exercise such right in proportion to the Consent, vote or approval granted or withheld by the Limited Partners who are then Eligible Citizens);

          (4) any Distributable Cash from Operations or Distributable Refinancing or Sale Proceeds distributable to the Limited Partners, as a class, pursuant to Article Four and otherwise attributable to the Disqualified Interest shall be held by the General Partner, in a special bank account, in trust, for distribution (a) to the Ineligible Person either upon liquidation of the Partnership or upon determination, as provided in Section 7.3E, that such Person is or has become an Eligible Citizen or has divested itself of holdings otherwise characterizing such Person as an Ineligible Person or (b) to a purchaser, assignee or transferee of such Disqualified Interest (including the General Partner upon redemption of such Interest pursuant to Section 7.4) who is an Eligible Citizen who does not have holdings otherwise characterizing such Person as an Ineligible Person;

          (5) such Ineligible Person shall not be entitled to receive any reports or other communications delivered to the Partners generally pursuant to Section 9.4A or 9.4D nor shall such Ineligible Person have any right to require any information or account of Partnership transactions or to inspect the Partnership books;

          (6) upon liquidation of the Partnership an Ineligible Person shall not have any right to receive any distribution in kind made by the Partnership, but shall be entitled only to the cash equivalent thereof; and

          (7) the Ineligible Person shall have the authority to sell, assign or transfer to a Person who is an Eligible Citizen all or any part of the right, title and interest of the Ineligible Person in the Disqualified Interest.

     E. At any time after an Ineligible Person can and does certify to the General Partner, and establish to the satisfaction of the General Partner, that such Ineligible Person is or has become an Eligible Citizen or has divested itself of its holdings which could cause its media properties to be attributed to the Partnership, the Interest of such Person shall thereupon cease to be, or be treated as, a Disqualified Interest and such person shall be entitled (i) to own and/or hold such Interest; (ii) to be admitted to the Partnership as a Substituted Limited Partner, and thereupon the General Partner shall cease to be a Limited Partner in respect of such Interest; and (iii) to receive all Distributable Cash from Operations and all Distributable Refinancing and Sale Proceeds theretofore distributable with respect to such Interest, but retained and held by the General Partner pursuant to Section 7.3D(4).

     Section 7.4 Redemption of Disqualified Interest

     A. If at any time the Partnership or the General Partner is named a party in any judicial or administrative proceeding that seeks the cancellation or forfeiture of any registration, enrollment, license, authority, use, concession or other right or interest of the Partnership because of the interest of one or more Ineligible Persons in or in connection with the Partnership or the Disqualified Interest, the General Partner may redeem the Disqualified Interest of such Person as follows:

                  (i) The General  Partner  shall,  not later than the thirtieth
         (30th) day before the date fixed for redemption, give Notification of redemption to such Ineligible Person. Such Notification shall specify the Interest to be redeemed, the date fixed for redemption and the place of payment.

                  (ii) The redemption price shall be the fair market value of the redeemed Interest as determined by an independent appraiser selected by the General Partner, the fees and expenses of such appraiser to be borne by the Ineligible Person.

                  (iii) Upon payment of the redemption price, the General Partner shall be the owner of the Disqualified Interest, shall be entitled to be a Limited Partner with respect to such Interest, and shall be entitled to receive all Distributable Cash from Operations and Distributable Refinancing or Sale Proceeds theretofore distributable with respect to such Interest, but retained and held by the General Partner pursuant to Section 7.3D(4).

     B. Nothing in this Section 7.4 shall prevent any Ineligible Person receiving a notice of redemption from transferring the Disqualified Interest of such Person who is not an Ineligible Person before the redemption date. Upon receipt of Notification of such a transfer, the General Partner shall withdraw the notice of redemption.

                                 ARTICLE EIGHT
           DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

     Section 8.1 Events Causing Dissolution

     The Partnership shall dissolve and its affairs shall be wound up upon the happening of any of the following events:

          (A) the expiration of its term;

          (B) the Incapacity, removal or registration of a sole General Partner, unless a successor General Partner is designated pursuant to Section 6.1 or 6.2;

          (C) the sale or other disposition at one time of all or substantially all the assets of the Partnership; or

          (D) the election by the General Partner, with the Consent of the Limited Partners pursuant to Section 5.4B(2), to dissolve the Partnership.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until this Agreement has been cancelled and the assets of the Partnership have been distributed as provided in Section 8.2. Upon the dissolution of the Partnership, the General Partner shall proceed with the liquidation and distribution of the assets of the Partnership, and upon the completion of the winding up of the Partnership shall have the authority to, and shall, execute and file a certificate of cancellation and such other documents required or desirable to effectuate and evidence the dissolution and termination of the Partnership. Prior to the distribution of all of the assets of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

          Section 8.2 Liquidation

     A. Upon dissolution of the Partnership, the General Partner or other authorized liquidating agent for the Partnership shall commence to wind up the affairs of the Partnership and to liquidate its assets. The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership assets pursuant to such liquidation, having due regard to the activity and condition of the relevant markets and general financial and economic conditions. The proceeds of such liquidation shall be applied as provided in Section 4.2.

     B. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Partners so entitled. Such distributions shall be made as payments or distributions pursuant to Section 4.2.

     C. Within a reasonable time following the completion of the liquidation of the Partnership, the General Partner shall furnish to each of the Partners reports containing the information required by Sections 9.4C and 9.4D.

                                  ARTICLE NINE
               BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS; ETC.

     Section 9.1 Books and Records

     A. The books and records of the Partnership, including information relating to the sale by the General Partner or any of its Affiliates of goods or services to the Partnership, and a list of the names and addresses and Interests of all Limited Partners, shall be maintained at the office of the Partnership and shall be available for examination there by any Partner or by such Partner's duly authorized representatives at any and all reasonable times upon reasonable notice. Any Partner, or such Partner's duly authorized representatives, upon Notification to the General Partner and upon paying the costs of collection, duplication and mailing, shall be entitled for any purpose reasonably related to the Limited Partner's interest as a Limited Partner in the Partnership to a copy of information to which such Partner is entitled under the Act. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its discretion deems advisable.

     B. The Accountants shall audit all annual financial statements of the Partnership, which shall be prepared in accordance with generally accepted accounting principles.

     Section 9.2 Accounting; Fiscal Year

     The books and records of the Partnership shall be kept on the accrual basis. The Partnership may report its operations for tax purposes on the cash receipts and disbursements method. The fiscal year of the Partnership shall close the last Friday of the calendar year.

     Section 9.3 Bank Accounts

     The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business may be deposited in U.S. government securities, securities issued or guaranteed by U.S. government agencies, securities issued or guaranteed by states or municipalities, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptances, savings and loan association deposits or deposits in members of the Federal Home Loan Bank System and, subject to the provisions of Section 5.5L, in such interest-bearing or noninterest-bearing investments, including, without limitation, firm repurchase agreements for direct obligations of the United States of America or any instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged or commercial paper rated A-1 or better by Standard & Poor's Corporation or prime-1 or better by NCO/Moody's Commercial Paper Division of Moody's Investors Service, Inc., or the successor to either of them, as shall reasonably be designated by the General Partner.

     Section 9.4 Reports

     A. Within 60 days after the end of each fiscal quarter, the General Partner shall send to each Person who was a Limited Partner at any time during the quarter then ended the following (none of which need be audited): (1) a balance sheet; (2) a profit and loss statement; (3) a statement of changes in financial position; (4) a cash flow statement and statement of Distributable Refinancing Proceeds and Distributable Sale Proceeds for the quarter then ended; (5) a report in narrative form describing dealings between the Partnership and the General Partner or its Affiliates, including (a) any new contract or arrangement entered into by the Partnership and any Partner or any Affiliate of any Partner during the period then ended, and (b) the amount of all fees and other compensation and distributions paid by the Partnership for such period to the General Partner or any of its Affiliates; (6) until the Limited Partners'
Capital Contributions shall have been invested or returned to the Limited Partners pursuant to Section 3.4A or 3.4B, as the case may be, a report as to Media Properties acquisitions during such quarter, including a description of
(a) the Media Properties purchased during such quarter, (b) the terms of each purchase and (c) the proposed terms of the operation and management of such Media Properties; (7) a report of any material modification of or capital improvement to, or disposition of, Media Properties during such quarter, describing the terms and conditions of any disposition; and (8) a narrative report of the activities of the Partnership during such quarter. The various reports required by this Section 9.4A may be sent earlier than or separately from any of the other reports required by this Section 9.4A, and the information required to be contained in any of such reports may be contained, in the aggregate, in more than one report.

     B. Within 60 days after the end of each fiscal year, the General Partner shall furnish to each Person who is a Limited Partner as of the date of the mailing of such report a report as to (1) the General Partner's evaluation as to the status of the Partnership's Media Properties investments as of the close of such year and (2) such other information, if any, as to the value or operation of the Partnership Media Properties or the prospects of the Partnership as the General Partner shall elect. The reports referred to in clauses (1) and (2), insofar as they relate to the value of Partnership Media Properties, may, but need not be, based upon appraisals prepared, at the expense of the Partnership, by an independent appraiser; provided, however, that if such reports are not based upon such appraisals such report shall indicate the bases for the General Partner's belief (such as, by way of illustration, but not requirement, sale of comparable Media Properties, capitalization of revenues, or sales of interests in entities owning comparable Media Properties). The General Partner shall not have any liability, obligation or responsibility to any Person for or on account of or with respect to any loss, expense, liability, or other obligation directly or indirectly caused by, resulting from or arising out of any appraisal prepared by an independent appraiser or any belief expressed by the General Partner in good faith.

     C. Within 75 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner at any time during the fiscal year then ended such tax information as shall be necessary for the preparation by such Limited Partner of his, her or its Federal income tax return, and state income and other tax returns, if any, in states where the Partnership is organized, is qualified to do business or owns Media Property.

     D. Within 120 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner at any time during the fiscal year then ended (1) a balance sheet as of the end of such fiscal year and statements of income, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants; (2) a cash flow statement (which need not be audited); (3) a statement (which need not be audited) showing the Distributable Cash from Operations and Distributable Refinancing Proceeds or Distributable Sale Proceeds distributed to the Partners with respect to such year; (4) a report (which shall be audited) setting forth the amount of fees and other compensation and remuneration paid by the Partnership for that year to the General Partner and its Affiliates; (5) a narrative report of the activities of the Partnership during such fiscal year, including a status report for each Media Property investment representing at least 10% of the Partnership's investment; and (6) reports (which need not be audited) setting forth such information, with respect to such fiscal year, as is set forth in the reports made pursuant to clauses (6) and (7) of Section 9.4A. The various reports required by this Section 9.4D may be sent earlier than or separately from any of the other reports required by this Section 9.4D, and the information required to be contained in any such reports may be contained, in the aggregate, in more than one report. The General Partner shall not be required to deliver or mail a copy of the Certificate or any amendment thereof to the Limited Partners.

     E. Within 30 days after the occurrence of any Refinancing or Sale, the General Partner shall send to each Person who was a Limited Partner at the time of the occurrence of such Refinancing or Sale a report as to the nature and terms of such Refinancing or Sale and as to the Profits (including the amount of any recapture gain) or Losses and Distributable Refinancing Proceeds or Distributable Sale Proceeds arising from such Refinancing or Sale.

     Section 9.5 Depreciation and Elections

     With respect to all depreciable assets of the Partnership, the Partnership may elect to use, so far as permitted by the provisions of the Code, accelerated depreciation methods. The General Partner may cause the Partnership to change to or elect some other method of depreciation, and the General Partner may, in its sole discretion, cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code and not otherwise expressly provided for in this Agreement, including, without limitation, the election referred to in Section 754 of the Code; provided, however, that if the election referred to in Section 754 is made, the Partnership shall not be required to make (and shall not be obligated to bear the expenses of making) any accounting adjustment resulting from such election in the information supplied to the Partners, or if it provides such adjustments the Partnership shall have the right to charge the Partner or Partners benefiting from such election for the Partnership's reasonable expenses in making such adjustments. Each of the Partners will upon request supply the information necessary to give proper effect to such election.

     Section 9.6 Capital Accounts

     The Partnership shall maintain a Capital Account with respect to each Partner.

                                  ARTICLE TEN
                                   AMENDMENTS

     Section 10.1 Proposal of Amendments Generally

     A. Amendments to this Agreement to reflect the addition or substitution of a Limited Partner, the admission of an additional or successor General Partner or the withdrawal of a General Partner shall be made at the time and in the manner referred to in Article Six or Section 7.3, as the case may be. Any other amendment to this Agreement may be proposed by the General Partner or by 10% in interest of the Limited Partners. The Partners proposing such amendment shall submit (1) the text of such amendment and (2) a statement of the purpose of such amendment. The General Partner shall, within 20 days after receipt of any proposal under this Section 10.1, give Notification to all Partners of such proposed amendment, such statement of purpose and any opinion of counsel obtained regarding such proposed amendment, together, in the case of an amendment proposed by Limited Partners, with the views, if any, of the General Partner, with respect to such proposed amendment; provided, however, that the General Partner shall not be required to give Notification to all Partners as provided in this Section 10.1 of any such proposed amendment and no such proposed amendment shall be voted on by Partners unless (1) an opinion of counsel obtained by the partners proposing such amendment shall have been submitted at the time such amendment was proposed, to the effect that such amendment, or any vote thereon or vote provided for therein, is permitted by the Act, will not impair the limited liability of the Limited Partners and will not adversely affect the classification of the Partnership as a partnership for Federal income tax purposes, or (2) if no such opinion is submitted by the Partners proposing such amendment, within 20 days after receipt by the General Partner of any proposed amendment under this Section 10.1, counsel for the Partnership has not submitted to the Partners proposing such amendment an opinion to the effect that there is a substantial likelihood that such amendment, or any vote thereon or vote provided for therein, would not be permitted by the Act, would impair the limited liability of the Limited Partners or would adversely affect the classification of the Partnership as a partnership for Federal income tax purposes.

     B. The General Partner shall, within a reasonable time after the adoption of any amendment to this Agreement (but not longer than the period required by the Act), make any filings or publications if required by the Act or desirable to reflect such amendment, including any required filing of any amendment to this Agreement or other instrument or similar document of the type contemplated by Section 5.5I.

     Section 10.2 Adoption of Amendments; Limitations Thereon

     A. A majority in interest of the Limited Partners may, without the concurrence of any General Partner, amend this Agreement; provided, however, that no amendment to this Agreement may:

          (1) add to, detract from or otherwise modify the purposes of the Partnership without the Consent of all the Partners;

          (2) convert a Limited Partner's Interest into a General Partner's Interest; modify the limited liability of a Limited Partner; alter the Interest of any Partner in Profits, Losses, Distributable Cash from Operations or Distributable Refinancing Proceeds or Distributable Sale Proceeds; or increase the liabilities or responsibilities of, or diminish the rights or protections of, the General Partner under this Agreement; in each case, without the Consent of each affected Partner;

          (3) modify the method provided in Article Four of determining Profits and Losses and the order of allocations thereof and of determining distributions of Distributable Cash from Operations or Distributable Refinancing Proceeds or Distributable Sale Proceeds and the order thereof without the Consent of each Partner adversely affected by such modification;

          (4) amend Section 6.2B without the Consent of the General Partner;

          (5) amend any provision hereof which requires the Consent, action or approval of a specified percentage in interest of the Limited Partners without the Consent of such specified percentage in interest of the Limited Partners; or

          (6) amend this Section 10.2A without the Consent of all the Limited Partners.

     B. In addition to any amendments otherwise authorized hereby, this Agreement may be amended from time to time by the General Partner without the Consent of any of the Limited Partners (1) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, (2) to cure any ambiguity or correct or supplement any provisions hereof which may be inconsistent with any other provision hereof, or correct any printing, stenographic or clerical errors or omissions; (3) to conform to any safe harbor provisions which would preserve the substantial economic effect or alternative economic effect characterization of the allocations of Profits and Losses set forth in Article Four; and (4) to amend any provision of this Agreement if not adverse to the interest of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this
Section 10.2B unless (a) in the case of any amendment referred to in clause (1),
(2) or (4) of this Section, such amendment would not alter the Interest of a Partner in Profits, Losses, Distributable Cash from Operations or Distributable Refinancing Proceeds or Distributable Sale Proceeds and such amendment is not adverse to the interests of the Limited Partners; and (b) such amendment would not, in the opinion of counsel for the Partnership, alter, or result in the alteration of the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes.

     Section 10.3 Amendments on Admission or Withdrawal of Partners

     If this Agreement shall be amended to reflect the admission of an additional or successor General Partner, such amendment shall be signed by another General Partner and such additional or successor General Partner. If this Agreement shall be amended to reflect the withdrawal or removal of the General Partner and the continuation of the business of the Partnership, such amendment shall be signed by the remaining or successor General Partner.

     Section 10.4 Copies of Amendments

     The Certificate and this Agreement and each amendment thereto shall be kept in the files of the General Partner and copies thereof shall be made available to each Partner upon written request only for any valid Partnership purpose reasonably related to the Limited Partner's interest as a Limited Partner in the Partnership, the General Partner not being otherwise obligated to deliver or mail a copy of the Certificate or this Agreement or any amendment thereto to the Limited Partners, either before or after its filing, if any, in the State.

                                 ARTICLE ELEVEN
                          CONSENTS, VOTING AND MEETINGS

     Section 11.1 Method of Giving Consent

     Any Consent required by this Agreement may be given by:

          (A) a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by (1) Notification to the General Partner of such nullification by the consenting Partner at or prior to the time of, or the negative vote by such consenting Partner at, any meeting called and held pursuant to
     Section 11.2 to consider the doing of such act or thing, or (2) Notification to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing the doing of which is not subject to approval at a meeting called pursuant to Section 11.2; or

          (B) the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called and held pursuant to Section 11.2 to consider the doing of such act or thing.

     Section 11.2 Meetings of Partners

     The termination of the Partnership, the removal of the General Partner and any other matter requiring the Consent of all or any of the Limited Partners pursuant to this Agreement may be considered at a meeting of the Partners held not less than 20 nor more than 60 days after Notification thereof shall have been given by the General Partner to all Partners. Such Notification (A) may be given by the General Partner, in its discretion, at any time, and (B) shall be given by the General Partner within 15 days after receipt by the General Partner of a request for such a meeting made by 10% in interest of the Limited Partners. Such meeting shall be held at the principal office of the Partnership or the principal office of the General Partner or at such other place as shall be specified by the General Partner, if Notification of such meeting is given pursuant to Section 11.2A, or as shall be specified by the requesting Limited Partners, if Notification of such meeting is given pursuant to Section 11.2B. Notification of such meeting shall state the date, time and place and purpose of the meeting and shall indicate the Partner or Partners at whose direction the meeting has been called.

     Section 11.3 Submissions to Limited Partners

     The General Partner shall give all the Limited Partners Notification of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Limited Partners. Such Notification shall include any information required by the relevant provision of this Agreement or by law.

                                 ARTICLE TWELVE
                            MISCELLANEOUS PROVISIONS

     Section 12.1 Appointment of the General Partner as Attorney-in-fact

     A. The Initial Limited Partner by execution of this Agreement, each Additional Limited Partner by subscribing to purchase Interests and making payment therefor, and each Substituted Limited Partner by the execution of a Transfer Application, irrevocably constitutes and appoints the General Partner the true and lawful attorney-in-fact of such Person with full power and authority in the name, place and stead of such Person to:

          (1) execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement and the Certificate, including, without limitation, all agreements, certificates and other instruments (including counterparts of this Agreement and the Certificate), and amendments thereof (including any such amendment relating to the admission of each Limited Partner, and the making of the Capital Contribution of each such Limited Partner to the Partnership), that the General Partner deems appropriate;

          (2) execute, acknowledge, deliver, swear to, file and record all instruments to qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act) in each jurisdiction in which the Partnership may conduct business;

          (3) execute, acknowledge, deliver, swear to, file and record all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

          (4) execute, acknowledge, deliver, swear to, file and record all documents and conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership, including, without limitation, a certificate of cancellation.

     B. The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive, and not be affected by, the subsequent Incapacity of any Person or by a transfer or assignment of all or any of the Interest of such Person giving such power, pursuant to Article Seven hereof; provided, however, that in the event of the transfer by a Limited Partner of all of the Interest of such Limited Partner, the foregoing power of attorney of a transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

     C. The foregoing power of attorney-in-fact may be exercised by the General Partner either by signing separately or jointly as attorney-in-fact for each or all Limited Partner(s) or by a single signature of the General Partner acting as attorney-in-fact for all of them.

     Section 12.2 Limitations on Ownership

     A. No Limited Partner shall at any time, either directly or indirectly, own 1% or more of the Interests of all Partners in the Partnership; provided, however, that the General Partner may, in its discretion, permit a Limited
Partner to own 1% or more but not more than 10% of the Interests if it determines that any interests of such Person in media properties would not be attributable to the Partnership.

     B. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliates of the General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners, would, in the opinion of counsel for the Partnership, jeopardized the classification of the Partnership as a partnership for Federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this
Section 12.2.

     Section 12.3 Notification

     A. Any Notification to any Limited Partner shall be at the address of such Partner set forth in the books and records of the Partnership or such other mailing address of which such Limited Partner shall advise the General Partner in writing. Any Notification to the Partnership or the General Partner shall be at the principal office of the General Partner, as set forth in Section 2.2. The General Partner may at any time change the location of its principal office. Notification of any such change shall be given to the Partners on or before the date of any such change.

     B. Any Notification shall be deemed to have been duly given if personally delivered or sent by United States mails or by telegram or telex confirmed by letter and will be deemed given, unless earlier received, (1) if sent by certified or registered mail, return receipt requested, or by first-class mail, five calendar days after being deposited in the United States mails, postage prepaid, (2) if sent by United States Express Mail, two calendar days after being deposited in the United States mails, postage prepaid, (3) if sent by telegram or telex or facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, and (4) if delivered by hand, on the date of receipt.

     Section 12.4 Binding Provisions

     The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

     Section 12.5 Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the State.

     Section 12.6 Counterparts

     This  Agreement  may be  executed  in  several  counterparts,  all of which
together  shall   constitute  one  agreement   binding  on  all  parties  hereto
notwithstanding that all the parties have not signed the same counterpart.

     Section 12.7 Separability of Provisions

     Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid or unenforceable in any jurisdiction, such provision or provisions shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, or the application of the affected provision to Persons or circumstances other than those to which it was held invalid or unenforceable, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 12.8 Entire Agreement

     This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein or therein.

     Section 12.9 Section Titles

     Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Agreement as of the date first above written.

                                       General Partner:

                                       MEDIA MANAGEMENT PARTNERS

                                       By RP MEDIA MANAGEMENT

                                       By /s/ I. Martin Pompadur
                                          --------------------------

                                       By ML MEDIA MANAGEMENT INC.

                                       By /s/ Lester Schoenfeld
                                          --------------------------

                                       Initial Limited Partner:


                                       /s/ Lester Schoenfeld
                                       -----------------------------
                                       (Lester Schoenfeld)


                                        Limited Partners:

                                        All  Limited  Partners  now
                                        and  hereafter  admitted as
                                        limited   partners  of  the
                                        Partnership,   pursuant  to
                                        Powers  of   Attorney   and
                                        authorizations    now   and
                                        hereafter executed in favor
                                        of,   and    granted    and
                                        delivered  to, the  General
                                        Partner:

                                        By MEDIA MANAGEMENT PARTNERS
                                                Attorney-in-fact


                                        By ML MEDIA MANAGEMENT INC.


                                        By /s/ Lester Schoenfeld
                                           --------------------------

                 Amendment No. 1 to Second Amended and Restated
                        Agreement of Limited Partnership



         AMENDMENT NO. 1 dated as of February 27, 1987 to SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of May 14, 1986 of ML MEDIA PARTNERS, L.P., among MEDIA MANAGEMENT PARTNERS and those persons listed as Limited Partners in the books and records of the Partnership.
         WHEREAS, the parties hereto, having heretofore entered into the aforementioned Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), desire to make certain changes thereto to reflect the extension of the offering period for Interests as reflected in the Partnership's Prospectus, which changes are designed to preserve the economic position of existing Partners as a result of such extension;
         WHEREAS, pursuant to Section 10.2B of the Partnership Agreement, the General Partner may, without the consent of any Limited Partners amend any provision of such Agreement if not adverse to the interest of the Limited Partners; and
         WHEREAS THE General Partner has determined that the amendments provided for herein are not adverse to the interests of the Limited Partners;
         NOW, THEREFORE, the Partnership Agreement is amended as set forth below:
         1. All terms used herein, unless otherwise defined herein, shall have the meanings given in the Partnership Agreement.
         2. The definition of the term "Closing" as set forth in Article I of the Partnership Agreement is amended and restated to read as follows:

          "Closing" means a closing of the sale of Interests in the Partnership pursuant to the terms enumerated in the Prospectus. For purposes of this Agreement "final Closing" means December 31, 1986, whether or not a Closing occurs on such date, it being understood that the last Closing may in fact occur after December 31, 1986.

          3. The first sentence of Section 4.1C of the Partnership Agreement is amended and restated to read as follows:

          The foregoing provisions of this Section 4.1 notwithstanding, not later than 45 days after the close of the second fiscal quarter of fiscal year 1988 of the Partnership, and not later than 45 days after each subsequent fiscal quarter, to the extent necessary, the Partnership shall make a special distribution to Partners of Distributable Cash from Operations in such amounts as may be necessary to equalize the capital accounts of Limited Partners.

         4. Except as expressly amended pursuant hereto, the Partnership Agreement continues in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership as of the date first above written.

                                                General Partner:
                                                MEDIA MANAGEMENT PARTNERS
                                                By ML Media Management Inc.


                                                By /s/ Kevin K. Albert
                                                   ---------------------------


                                                Limited Partners:

                                                By Media Management Partners,
                                                  attorney-in-fact
                                                By ML Media Management Inc.


                                                By /s/ Kevin K. Albert
                                                   --------------------------